QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

HANGER, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 HANGER, INC.

10910 Domain Drive, Suite 300
Austin, Texas 78758

April 3, 2013

Dear Stockholder:

        We are pleased to invite you to attend the Annual Meeting of Stockholders of Hanger, Inc. (the "Company"). It will be held on Thursday, May 9, 2013, at 9:00 a.m. local time, at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas. The primary business of the meeting will be to:

  •
  elect eight directors;

  •
  approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  •
  ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013; and

  •
  transact such other business as may properly come before the meeting.

        A Notice of the Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the meeting whether or not you plan to attend. Therefore, we urge you to vote your proxy electronically via the Internet or telephone, or sign and date the enclosed proxy card and mail it promptly in the return addressed, postage prepaid envelope provided for your convenience.

Sincerely,

Vinit K. Asar
Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE, INTERNET OR MAIL. IT IS THE RECOMMENDATION OF OUR BOARD OF DIRECTORS THAT STOCKHOLDERS VOTE FOR THE PERSONS OUR BOARD OF DIRECTORS HAS NOMINATED TO SERVE AS DIRECTORS.

 HANGER, INC.

10910 Domain Drive, Suite 300
Austin, Texas 78758

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

        Notice is hereby given that the Annual Meeting of Stockholders of Hanger, Inc., a Delaware corporation ("Hanger" or the "Company"), will be held at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas on Thursday, May 9, 2013, at 9:00 a.m. local time, for the following purposes:

  1.
  to elect eight persons to serve as directors of our Company;

  2.
  to approve, by stockholder advisory vote, the compensation of our named executive officers as disclosed in the accompanying proxy statement;

  3.
  to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013; and

  4.
  to transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 14, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

George E. McHenry
Chief Financial Officer and Secretary

April 3, 2013

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Stockholders to be Held on May 9, 2013: The Company's Proxy Statement and 2012 Annual Report to Stockholders are available at http://www.hanger.com/AboutUs/Investor/Annualmeeting/Pages/default.aspx

 YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL AS PROMPTLY AS POSSIBLE TO ENSURE THE PRESENCE OF A QUORUM FOR THE MEETING. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, REVOKE THE PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

 HANGER, INC.

10910 Domain Drive, Suite 300
Austin, Texas 78758

PROXY STATEMENT

GENERAL

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (our "Board of Directors") of Hanger, Inc., a Delaware corporation ("Hanger" or the "Company"), of proxies of stockholders to be voted at the Annual Meeting of Stockholders to be held at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas at 9:00 a.m., local time, on Thursday, May 9, 2013, and any and all adjournments thereof (the "Annual Meeting").

        Any stockholder executing a proxy retains the right to revoke it at any time prior to its being exercised by giving notice to the Secretary of our Company.

        This Proxy Statement and the accompanying proxy are being mailed or given on or about April 5, 2013, to stockholders of record of our Company on March 14, 2013.

        If you would like to obtain directions to attend the Annual Meeting of Stockholders, please contact Russell Allen at (512) 777-3800.

VOTING SECURITIES

Voting at the Annual Meeting

        Only stockholders of record at the close of business on March 14, 2013 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. If you are a holder of record of our Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date, then you are entitled to one vote for each share of our Common Stock you hold. As of the Record Date, there were 34,513,913 shares of Common Stock outstanding.

        Shares of Common Stock represented by proxy at the Annual Meeting will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote (1) FOR the election of the eight nominees for director listed herein (or their substitutes in the event any of the nominees is unavailable for election); (2) FOR the advisory vote on the compensation of our named executive officers; (3) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2013; and (4) in their discretion, with respect to such other business as may properly come before the meeting.

        To vote your proxy by mail, mark your vote on the enclosed proxy card; then follow the directions on the card. To vote your proxy using the Internet or by telephone, see the instructions on the enclosed proxy card. Your shares will be voted according to your directions. If you do not mark any selections, your shares will be voted as recommended by our Board of Directors.

        The cost of soliciting proxies will be borne by our Company. We may engage a proxy solicitation firm to help us solicit proxies at a cost to our Company not to exceed $15,000. Proxies may also be solicited by directors, officers or regular employees of our Company in person or by telephone.

Required Vote

        Proposal 1:    Directors are elected by a plurality of the votes cast at our Annual Meeting. To be elected by a "plurality" of the votes cast means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by an indication telephonically, via the Internet or on the proxy card that you wish to "withhold authority," by a broker non-vote (which may occur because brokers or other nominees who hold shares for you do not have the discretionary authority to vote your uninstructed shares in the election of directors) or otherwise, have no effect in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. Brokers may not vote uninstructed shares for this proposal.

        Proposal 2:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve by advisory vote the compensation of our named executive officers. Because this vote is advisory, the results of the vote are not binding on our Board of Directors or our Compensation Committee. However, if there is a significant vote against the compensation of our named executive officers, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address those concerns. Brokers may not vote uninstructed shares for this proposal. Abstentions and broker non-votes will have the effect of votes against this proposal.

        Proposal 3:    The affirmative vote of the holders of a majority of shares of our common stock represented and entitled to vote at our Annual Meeting is required to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our Company's independent auditors for the fiscal year ending December 31, 2013. Brokers may vote uninstructed shares for this proposal as it is considered to be a "routine" proposal. Abstentions will have the effect of votes against this proposal.

        A quorum of stockholders is necessary to take action at our Annual Meeting. A majority of the outstanding shares of our common stock entitled to vote, represented in person or by proxy, will constitute a quorum of stockholders at our Annual Meeting. Votes cast by proxy or in person at our Annual Meeting will be tabulated by the inspector of election appointed for our Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will count toward the quorum requirement.

 PROPOSAL ONE—ELECTION OF DIRECTORS

        Our Board of Directors currently consists of ten members. However, two current members, Peter J. Neff and Ivan R. Sabel, have notified our Board of Directors that they do not intend to stand for re-election as directors at the expiration of their current terms at our Annual Meeting, and therefore have not been nominated for re-election as directors. Mr. Neff provided his notice in May 2012, and Mr. Sabel provided his notice in March 2013. Therefore, only the eight directors listed below are to be elected at our Annual Meeting, each to serve for one year or until his or her successor is elected and qualified, and the size of our Board will be reduced to eight directors accordingly. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the eight persons named below, all of whom currently are directors of our Company. We do not contemplate that any of the persons named below will be unable or will decline to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The following table sets forth information regarding the nominees for election at the Annual Meeting as of the Record Date. Our Corporate Governance and Nominating Committee has begun its process of identifying an additional qualified candidate to serve on our Board, and we expect to increase the size of our Board to nine directors in 2013 when such an appropriate candidate is identified.

Name	Position with our Company	Age	Became Director
Vinit K. Asar	Chief Executive Officer and Director	47	2012
Thomas P. Cooper, M.D.	Director	69	1991
Cynthia L. Feldmann	Director	60	2003
Eric A. Green	Director	51	2001
Stephen E. Hare	Director	59	2010
Isaac Kaufman	Director	66	2005
Thomas F. Kirk	Director	67	2002
Patricia B. Shrader	Director	62	2011

        Vinit K. Asar has been our Chief Executive Officer and President since May 2012, and served as our President and Chief Operating Officer from September 2011 to May 2012. Mr. Asar also served as our Executive Vice President and Chief Growth Officer from December 2008 to September 2011. Mr. Asar came to Hanger from the Medical Device & Diagnostic sector at Johnson & Johnson, having worked at the Ethicon, Ethicon-Endo-Surgery, Cordis and Biosense Webster franchises. During his 18 year career at Johnson & Johnson, Mr. Asar held various roles of increasing responsibility in Finance, Product Development, Manufacturing, and Marketing and Sales in the US and in Europe. Prior to joining Hanger, Mr. Asar was the Worldwide Vice-President at Biosense Webster, the Electrophysiology division of Johnson & Johnson, responsible for the Worldwide Sales, Marketing and Services organizations. Mr. Asar has a B.S.B.A from Aquinas College and an M.B.A. from Lehigh University. Mr. Asar's service as our Chief Executive Officer, extensive knowledge of our Company, and diverse experience in healthcare finance, product development, manufacturing, marketing and sales, led to the conclusion he should serve as a director of our Company.

        Thomas P. Cooper, M.D. serves as our lead independent director. He is a partner of Aperture Venture Partners, a venture capital firm. He is the Chairman of the Board of VeriCare Management Inc., a member of the boards of Kindred Healthcare, Inc. and IPC The Hospitalist Company, Inc., and served as an Adjunct Professor at the Columbia University School of Business. From 1991 to 2006, Dr. Cooper was the Chief Executive Officer of VeriCare Management, Inc., which provides mental health services to patients in long-term care facilities. From May 1989 to January 1997, Dr. Cooper served as the President and Chief Executive Officer of Mobilex U.S.A., a provider of mobile diagnostic services to long-term care facilities. Dr. Cooper was the founder of Spectrum

Emergency Care, a provider of health services to correctional facilities. Dr. Cooper's background as a medical doctor, his extensive experience in healthcare management, venture capital and leading start-up companies, and his knowledge of our Company as our longest serving independent director, led to the conclusion he should serve as a director of our Company.

        Cynthia L. Feldmann, retired CPA, currently serves as member of the board and chairs the audit committee of STERIS Corporation (NYSE: STE), a company engaged in the development, manufacture and marketing of sterilization and decontamination equipment, consumables and services for healthcare, scientific, research, industrial and governmental customers throughout the world. Ms. Feldmann also serves as a member of the board and chairs the audit committee of HeartWare International, Inc. (Nasdaq: HTWR), a medical device company engaged in the development of devices intended to treat advanced heart failure. Ms. Feldmann also recently joined the board and serves as the chair of the audit and compliance committee of Atrius Health, a non-profit organization comprised of six leading Boston Area physician groups representing more than 1,000 physicians serving nearly 1 million adult and pediatric patients. Ms. Feldmann was also a member of the board of Hayes Lemmerz International Inc., a worldwide producer of aluminum and steel wheels for passenger cars, trucks and trailers and a supplier of brakes and powertrain components from 2006 to 2009. Previously, Ms. Feldmann served as Business Development Officer at Palmer & Dodge LLP, a Boston based law firm, with a specialty in serving life sciences companies. From 1994-2002, she was a Partner at KPMG LLP, holding various leadership roles in the firm's Medical Technology and Health Care & Life Sciences industry groups. Ms. Feldmann also was National Partner-in-Charge of Coopers & Lybrand's Life Sciences practice from 1989-1994, among other leadership positions she held during her 19-year career there. Ms. Feldmann was a founding board member of Mass Medic, a Massachusetts trade association for medical technology companies, where she also served as treasurer and as a member of the board's Executive Committee during her tenure from 1997-2001. Ms. Feldmann holds an Advanced Professional Director Certification from the American College of Corporate Directors. Ms. Feldmann's extensive expertise in auditing and accounting, particularly her experience in the health care and life sciences industries, led to the conclusion she should serve as a director of our Company.

        Eric A. Green is the Co-Head—Middle Market Capital for Muzinich & Co., Inc. Prior to that, he was a Managing Director of Cyrus Capital Partners. Mr. Green was also a co-founder and managing partner of Castle Hill Investment Management, a New York based alternative investment firm. Prior to that, Mr. Green was a Senior Partner of Friedberg Milstein. Previously, he was a Partner and Managing Director of J.P. Morgan Partners, responsible for mezzanine/growth equity and structured investments. Prior thereto, he was a Managing Director in the Merchant Banking Group at BNP Paribas. Previously, Mr. Green held corporate planning and other financial positions at GE Capital and GE Company. Mr. Green has served on numerous public and private company boards of directors. Mr. Green's extensive background and broad experience in capital markets, and his expertise in current conditions and trends in corporate finance and structured investments, led to the conclusion he should serve as a director of our Company.

        Stephen E. Hare has been Senior Vice President and Chief Financial Officer of The Wendy's Company since July 2011, and prior to that served as Senior Vice President and Chief Financial Officer of Wendy's/Arby's Group, Inc. since 2008. Mr. Hare served as Senior Vice President and Chief Financial Officer of Triarc Companies, Inc. from 2007 to the 2008 merger of Triarc and Wendy's in 2008, and as Chief Financial Officer of Arby's Restaurant Group, Inc. from 2006 until July 2011. Previously, Mr. Hare served as Executive Vice President of Cadmus Communications Corporation and as the President of Publisher Services Group, a division of Cadmus, from 2003 to 2006. Mr. Hare served as Executive Vice President and Chief Financial Officer of Cadmus from 2001 to 2003. From 1996 to 2001, Mr. Hare was Executive Vice President and Chief Financial Officer of AMF Bowling Worldwide, where he was also a member of the board of directors. From 1990 to 1996, Mr. Hare was Senior Vice President and Chief Financial Officer of James River Corporation. Mr. Hare was also a member of the board of directors of Pasta Pomodoro, Inc., the operator of Pasta Pomodoro restaurants, from 2008 to 2009, and was a member of the board of directors and Chair of the Audit Committee of Wolverine Tube Inc. from 2005 to 2007. Mr. Hare's accounting and auditing expertise, including his experience as Chief Financial Officer of large, public companies, as well as his extensive experience in distributed retailing business models, led to the conclusion he should serve as a director of our Company.

        Isaac Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center, since September 1998. Mr. Kaufman also serves as a director and as chairperson of the audit committee of the board of directors of Kindred Healthcare, Inc., a healthcare services company that through its subsidiaries, operates hospitals, nursing centers and a contract rehabilitation services business across the United States, and as a director and as chairperson of the audit committee of TransWorld Entertainment Corporation, a leading specialty retailer of music, video and entertainment products. Mr. Kaufman holds a Bachelor of Science degree in accounting and finance from the University of Maryland and is a certified public accountant. Mr. Kaufman's accounting and auditing expertise, including his experience as the chairperson of the audit committee of Kindred Healthcare, as well as his experience in specialty retailing, particularly in distributed retailing business models, and his background in healthcare services companies, led to the conclusion he should service as a director of our Company.

        Thomas F. Kirk was our Chief Executive Officer from March 2008 to May 2012 and served as our President from January 2002 to September 2011. Mr. Kirk also served as our Chief Operating Officer from January 2002 to February 2008. He is currently serving in a volunteer capacity as the President of the American Orthotics and Prosthetics Association. From September 1998 to January 2002, Mr. Kirk was a principal with AlixPartners, LLC (formerly Jay Alix & Associates, Inc.), a management consulting company retained by Hanger to facilitate its reengineering process. From May 1997 to August 1998, Mr. Kirk served as Vice President, Planning, Development and Quality for FPL Group, a full service energy provider located in Florida. From April 1996 to April 1997, he served as Vice President and Chief Financial Officer for Quaker Chemical Corporation in Pennsylvania. From December 1987 to March 1996, he held several positions and most recently served as Senior Vice President and Chief Financial Officer for Rhone Poulenc, S.A. in Princeton, New Jersey and Paris, France. From March 1977 to November 1988, he was employed by St. Joe Minerals Corp., a division of Fluor Corporation. Prior to this, he held positions in sales, commercial development, and engineering with Koppers Co., Inc. Mr. Kirk holds a Ph.D. degree in strategic planning/marketing, and an M.B.A. degree in finance from the University of Pittsburgh. He also holds a Bachelor of Science degree in mechanical engineering from Carnegie Mellon University. He is a registered professional engineer and a member of the Financial Executives Institute. Mr. Kirk's service as our former Chief Executive Officer, extensive knowledge of our Company, and diverse experience in leading management teams in finance, strategic planning and business development, led to the conclusion he should serve as a director of our Company.

        Patricia B. Shrader has been Vice President, Global Regulatory Affairs for Medtronic, Inc., an international medical device company, since April 2011. Prior to joining Medtronic, Ms. Shrader served as Senior Vice-President, Regulatory and External Affairs at Becton Dickinson and Company, a medical technology company, where she worked in various capacities from 1995 to 2011. Ms. Shrader was an attorney with the Washington, D.C. firm Hogan & Hartson from 1988 to 1995. Ms. Shrader is a 1988 graduate of Georgetown University Law Center. She participates in the Medical Technologies Association (AdvaMed), as co-chair of the Technology and Regulatory group and in various other strategy and post-market activities. She also serves as Treasurer of the Board of Directors of the Food and Drug Law Institute. Ms. Shrader is a member of the Regulatory Affairs Professionals Society and is RAC certified. Ms. Shrader's extensive experience in the medical device industry, particularly in medical device regulation and governmental affairs, as well as her legal background, led to the conclusion she should serve as a director of our Company. Ms. Shrader was originally recommended as a director nominee through a third party referral made to a member of our Corporate Governance and Nominating Committee.

        There are no family relationships between any of the nominees.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS OF OUR COMPANY.

Committees of our Board of Directors

        Our Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Quality and Technology Committee. Due to the upcoming retirements of Mr. Neff and Mr. Sabel at the Annual Meeting, and as a matter of good corporate governance, our Corporate Governance and Nominating Committee intends to evaluate the composition of each of our committees following the Annual Meeting and recommend to the Board any changes in committee membership that it deems necessary or appropriate.

        The Audit Committee conducted nine meetings during 2012. It presently consists of Isaac Kaufman (Chair), Eric A. Green, and Stephen E. Hare and is governed by its own charter. The Audit Committee provides oversight on matters relating to accounting, financial reporting, auditing and internal control and is responsible for selecting, evaluating and meeting with our Company's independent accountants to review the proposed scope of the annual audit of our Company's books and records, reviewing the findings of the independent accountants upon completion of the annual audit, and reporting to our Board of Directors with respect thereto.

        The Compensation Committee conducted six meetings during 2012. It presently consists of Eric A. Green (Chair), Thomas P. Cooper, M.D. and Peter J. Neff, is governed by its own charter, and is responsible for, among other responsibilities, determinations relating to the compensation of officers and key employees and certain of our Company's employee benefit plans.

        The Corporate Governance and Nominating Committee conducted four meetings during 2012. It presently consists of Thomas P. Cooper, M.D. (Chair), Isaac Kaufman and Stephen E. Hare, is governed by its own charter, and is responsible for, among other responsibilities, advising our Board of Directors on matters relating to corporate governance and the identification of potential nominees to our Board of Directors.

        The Quality and Technology Committee conducted four meetings during 2012. It is responsible for, among other responsibilities, assisting our Board of Directors on matters relating to the quality of our Company's services and the adequacy of our Company's scientific and technical direction. It consists of Ivan R. Sabel (Chair), Thomas P. Cooper, M.D., Peter J. Neff, Cynthia L. Feldmann, Patricia B. Shrader and Thomas F. Kirk.

        Our Board of Directors met six times during 2012. Each incumbent director attended at least 75% of the aggregate number of meetings of our Board of Directors and committee(s) for the period during which he or she served as director or member during 2012. Copies of charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website, www.hanger.com.

Board Independence

        Our Board of Directors has determined that all of the nominees for election as a director except for Vinit K. Asar and Thomas F. Kirk, including each of the members of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee, are independent directors within the meaning of applicable New York Stock Exchange ("NYSE") listing standards and rules. Further, our Board of Directors has determined that each of the members of the Audit Committee qualifies as "independent" under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and that Mr. Kaufman qualifies as our "audit committee financial expert" as defined in the SEC's rules. For a director to be deemed independent under NYSE rules, our Board of Directors must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with our Company). In addition, the director (and any member of his or her immediate family) must meet the technical independence requirements of the NYSE's listing standards.

Board Leadership Structure and Role in Risk Oversight

        Currently, Mr. Asar serves as our Company's chief executive officer, or CEO, and Mr. Sabel serves as the chairman of our Board of Directors. Our Board of Directors does not have a policy on whether or not the roles of CEO and chairman should be separate. Instead, our Corporate Governance Guidelines provide that our Board of Directors has the authority to choose its chairman in any way it deems best for our Company at any given point in time. Accordingly, our Board of Directors reserves the right to vest the responsibilities of the CEO and chairman in the same person or in two different individuals depending on what it believes is in the best interest of our Company. Since 2008 when Mr. Kirk was first elected to serve as CEO and continuing since Mr. Asar succeeded Mr. Kirk as our CEO in May 2012, our Board of Directors has determined that the separation of these roles most appropriately suits our Company because Mr. Sabel is uniquely qualified to serve as our chairman given his historical leadership of our Board of Directors, his long history with our Company, including his history as our former CEO, his skills and his experience within the industries that we operate. Further, our Board of Directors believes that this split in roles allows Mr. Asar to focus more of his energies on the management of our Company's business.

        Our Board of Directors believes that there is no single leadership structure for a Board of Directors that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address our Company's and our Board of Directors' then current circumstances as and when appropriate. As a result of Mr. Sabel's upcoming retirement as a director at the Annual Meeting, our Board of Directors intends to elect a new chairman at the Board of Directors meeting following the Annual Meeting.

        In the circumstance where the responsibilities of the CEO and chairman are vested in the same individual, or where the chairman is not considered independent, our Board of Directors will designate a lead independent director from amongst the independent directors to preside at the meetings of the executive sessions of the independent directors. Because Mr. Sabel served as an executive officer of the Company until June 2010, he is therefore not deemed independent under applicable New York Stock Exchange listing standards. Accordingly, Dr. Thomas P. Cooper currently serves as the lead independent director. The lead independent director is an independent and empowered director who works closely with the chairman and the CEO, and serves as the principal liaison between the independent directors and the chairman and the CEO in matters relating to our Board of Directors as a whole. The primary responsibilities of the lead independent director are as follows:

  •
  Preside at all meetings of our Board of Directors at which the chairman is not present, including any executive sessions of the independent directors and establish agendas for such executive sessions in consultation with the other directors and the chairman;

  •
  Have the authority to call meetings of the independent directors as appropriate; and

  •
  Be available, as deemed appropriate by our Board of Directors, for consultation and direct communication with stockholders, and for such other duties as our Board of Directors may determine from time to time.

        Our Board of Directors and, in particular, the Audit Committee are involved on an ongoing basis in the general oversight of our material identified enterprise related risks. Each of our chief executive officer, chief financial officer, general counsel and compliance officer, with input as appropriate from other appropriate management members, report and provide relevant information directly to either our Board of Directors and/or the Audit Committee on various types of identified material financial, reputational, legal, compliance and business risks to which we are or may be subject, as well as mitigation strategies for certain key identified material risks. Further, our Compensation Committee, with the assistance of management, periodically evaluates our compensation policies and practices to assess whether potential actions to be taken by our employees in response to these policies and practices are likely to have a material adverse effect on our company. Our Board of Directors' and committees' roles in our risk oversight process have not affected our the leadership structure of our Board of Directors.

Policy Regarding Director Nominating Process

        The Corporate Governance and Nominating Committee has adopted a policy pursuant to which a stockholder who has owned at least 2% of our Company's outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance and Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors. Such recommendation must be made in writing addressed to the Chairperson of the Corporate Governance and Nominating Committee at our Company's principal executive offices and must be received by the Chairperson at least 120 days prior to the anniversary date of the release of the prior year's proxy statement. Although the Corporate Governance and Nominating Committee has not formulated any specific minimum qualifications that the it believes must be met by a nominee that the Corporate Governance and Nominating Committee recommends to our Board of Directors, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Corporate Governance and Nominating Committee's charter. There will not be any difference between the manner in which the committee evaluates a nominee recommended by a stockholder and the manner in which the committee evaluates any other nominee.

        While the Corporate Governance and Nominating Committee does not have a formal policy relating specifically to the consideration of diversity in its process to select and evaluate director nominees, the Corporate Governance and Nominating Committee does consider diversity as part of its overall evaluation of candidates for director nominees. Specifically, the "Selection of Board Members" section of our Corporate Governance Guidelines provides that the selection of potential directors should be based on all the factors the Corporate Governance and Nominating Committee considers appropriate, which may include diversity of viewpoints.

Policy Regarding Communication with Directors

        Stockholders and other interested parties desiring to communicate with a director, the non-management directors as a group or the full Board of Directors may address such communication to the attention of the Secretary of our Company at our Company's executive offices and all such appropriate communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

        Under our Company's current policy, each director should attend each annual meeting of stockholders. All of the current directors attended last year's annual meeting of stockholders.

Meetings of Non-Management Directors

        Non-management members of our Board of Directors conduct at least two regularly scheduled meetings per year without members of management being present. The chairperson of the Corporate Governance and Nominating Committee serves as the presiding director of such meetings and also currently serves as the lead independent member of our Board of Directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

        Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for directors, officers and employees in accordance with NYSE corporate governance listing standards. Copies of these documents are set forth on our Company's website, .

Policies and Procedures Regarding Related Person Transactions

        Our Board of Directors has adopted written policies and procedures regarding related person transactions. For purposes of these policies and procedures:

  •
  a "related person" means any of our directors, executive officers or nominees for director, and any of their immediate family members; and

  •
  a "related person transaction" generally is a transaction in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect interest.

        The related person, or the director, executive officer or nominee who is an immediate family member of a related person, must notify our Corporate Governance and Nominating Committee of certain information relating to proposed related person transactions. The Corporate Governance and Nominating Committee will consider all of the relevant facts and circumstances available regarding the proposed related person transaction and will ratify or approve only those related person transactions that are in, or are not inconsistent with, the best interests of our company and our stockholders.

        In 2012, there were no proposed, pending or ongoing related person transactions subject to review by the Corporate Governance and Nominating Committee under the policy.

Other Matters

        The firm of Foley & Lardner LLP serves as our Company's outside general counsel. Our Company's Chairman of the Board is the brother-in-law of a partner in that firm. Total fees paid by our Company to Foley & Lardner LLP during 2012 amounted to less than one-half of one percent of that firm's annual revenues for its last fiscal year.

 PROPOSAL TWO—ADVISORY VOTE ON THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        We are seeking an advisory vote of our stockholders on the compensation of our named executive officers, as required by Section 14A of the Securities Exchange Act of 1934, as amended. Our Board of Directors recommends that you vote in favor of the resolution approving the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the tables and narrative discussion contained in this Proxy Statement. Since the vote is advisory in nature, the results will not be binding on our Board of Directors or our Compensation Committee. However, if there is a significant vote against our executive compensation policies and procedures, our Board of Directors and our Compensation Committee will carefully evaluate whether any actions are necessary to address any concerns raised by that vote.

        We have adopted what we believe to be a conservative approach to executive compensation. Our overall compensation program is designed to reward our named executive officers for long-term commitment to our Company's success. We emphasize performance based incentive opportunities, particularly long-term incentives, when determining the mix of elements that constitute an officer's total director compensation.

        We are also aware that executive pay practices and notions of sound governance principles continue to evolve. As part of our ongoing effort to enhance and refine our compensation program, in January 2012 we took action to eliminate the excise tax gross-ups previously included in our executive officers' employment agreements. With these changes, there are no Company employees with tax gross-ups contained in their employment agreements.

        As we discuss more thoroughly in the Compensation Discussion and Analysis section, which we invite you to review in detail, the following principles guide our compensation decisions:

  •
  Drive Company performance.  Our incentive plans are designed to reward annual and long-term Company performance. The achievement of performance measures developed for our incentive programs have a direct influence on stockholder value through an emphasis on revenue growth, increased EBITDA, increased EPS and stock price appreciation.

  •
  Facilitate alignment with stockholders.  Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. Stock ownership guidelines for our executives reinforce this principle.

  •
  Be fair and equitable.  Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

  •
  Provide leadership stability and continuity.  Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.

  •
  Be competitive.  We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

  •
  Reflect factors of role and individual.  We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.

  •
  Encourage long-term executive service.  We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company.

        A description of our executive compensation policies and procedures can be found in the section of this proxy titled "Executive Compensation." Those policies and procedures include:

  •
  We link compensation to corporate performance through our annual incentive compensation program and equity based awards, including performance based equity awards, to ensure that executives receive above median compensation only if long-term value creation is generated for our stockholders.

  •
  Our Compensation Committee emphasizes performance based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer's total direct compensation. In May 2012, Vinit Asar was promoted from President and Chief Operating Officer to President and Chief Executive Officer. As President and Chief Operating Officer, his targeted mix of compensation was 37% base salary, 22% annual incentive award and 41% long-term incentives. As our President and Chief Executive Officer, his compensation target was 28% base salary, 28% annual incentive award and 43% long-term incentives. His actual mix for the full year was 25% base salary, 26% annual incentive award and 49% long-term incentives. The average targeted mix of compensation for our other named executive officers was 43% base salary, 22% annual incentive award and 35% long-term incentives, while the actual mix was 40% base salary, 23% annual incentive award and 37% long-term incentives.

  •
  We have eliminated all excise tax gross-ups in our executive officers' employment agreements, with the result that no employee of the Company has an excise tax gross-up in his or her employment agreement.

  •
  We have eliminated or limited certain perquisites we formerly offered to executive officers.

  •
  The change in control provisions within our employment agreements are "double trigger" provisions.

  •
  Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results.

  •
  Our equity compensation plan does not permit repricing of stock options.

  •
  We periodically review our pay practices to ensure that they do not encourage excessive risk taking.

  •
  We do not guarantee salary increases or bonuses for our executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

 PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ended December 31, 2013, as well as the effectiveness of our internal control over financial reporting as of December 31, 2013, and requests that our stockholders ratify this appointment. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, then the Audit Committee will reconsider the appointment.

        Audit services provided by PricewaterhouseCoopers LLP in 2012 included the audit of our consolidated financial statements and the effectiveness of our internal controls over financial reporting under Section 404 of the Sarbanes Oxley Act and the Public Company Accounting Oversight Board requirements, the review of quarterly financial statements and statutory and regulatory filings.

        Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting, where they will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

        Proxies solicited by our Board of Directors will be voted FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2013 unless the stockholder has specified otherwise.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

COMPENSATION DISCUSSION & ANALYSIS

Objectives of Our Executive Compensation Program

        The compensation program covering our named executive officers is designed to drive our Company's success, which will be achieved primarily through the actions of talented employees. Our executive compensation program covering named executive officers has specific primary objectives which include:

  •
  attracting qualified and talented executives who are capable of providing the appropriate leadership to our Company;

  •
  retaining executives who have the critical skills our Company needs to meet our strategic and operational objectives; and

  •
  motivating our executives to drive outstanding Company performance.

        These objectives reflect our belief that programs that support the attraction and retention of a highly qualified executive management team—coupled with appropriate incentive programs to motivate performance—serve the long-term interests of our investors.

        Compensation arrangements for our named executive officers are designed to reward long-term commitment to our Company's success. The following principles guide our compensation decisions:

  •
  Drive Company performance.  Our incentive plans are designed to reward annual and long-term Company performance. The achievement of performance measures developed for our incentive programs have a direct influence on stockholder value through an emphasis on revenue growth, EBITDA, EPS and stock price appreciation.

  •
  Facilitate alignment with stockholders.  Our long-term incentives are delivered in the form of equity to provide executives with a direct interest in the performance of our stock. Stock ownership guidelines for our executives reinforce this principle.

  •
  Be fair and equitable.  Our executive compensation programs are designed to provide compensation that is fair and equitable based on the performance of the executive and the Company. In addition to conducting analyses of market pay levels, we consider the pay of the named executive officers relative to one another and relative to other members of the management team.

  •
  Provide leadership stability and continuity.  Our executive programs are designed to reward both long-term contributions, as well as attract new executive talent and reward commitment of our executives to our Company regardless of their length of service with the Company. We recognize that the stability of the leadership team enhances our business.

  •
  Be competitive.  We conduct market pay analyses to ensure the compensation we pay our executives is competitive in terms of elements of pay, program design and resulting levels of pay.

  •
  Reflect factors of role and individual.  We use the information from market pay analyses and apply it to the individual situation of each of our executives to ensure we are compensating for the officer's responsibilities and the individual's skills and performance.

  •
  Encourage long-term executive service.  We provide our named executive officers with tax effective savings opportunities. Our savings and retirement plans, along with a market competitive offering of other pay elements, encourage employees to join and remain at our Company.

Named Executive Officers

        The following individuals have been identified as the named executive officers for purposes of disclosure in this proxy statement:

  •
  Vinit Asar, our President and Chief Executive Officer,

  •
  George E. McHenry, our Executive Vice President and Chief Financial Officer,

  •
  Richmond L. Taylor, our Executive Vice President and the Chief Operating Officer of Hanger Prosthetics & Orthotics, Inc. and HPO, Inc.,

  •
  Kenneth W. Wilson, our President and Chief Operating Officer of Southern Prosthetic Supply, Inc.,

  •
  Thomas E. Hartman, our Vice President and General Counsel, and

  •
  Thomas F. Kirk, our former Chief Executive Officer.

        On December 31, 2012, after more than 10 years of service, Thomas F. Kirk retired as an employee of our Company. Mr. Kirk remains on our Board of Directors.

Overview of Our Executive Compensation Programs

        Below are the purpose and key characteristics of the elements of our executive compensation program.

Element	Purpose and Characteristics
Base Salary	• Fixed pay element to compensate for an individual's competencies, skills, and experience as valued in the marketplace and within the Company and to reward continued performance.
• Base salary may be adjusted annually/periodically based on changes in job responsibilities, market conditions and individual performance.
Annual Incentives	• Performance based annual cash opportunity to motivate and reward the achievement of annual financial results relative to business specific targets and individual goals tied to strategic initiatives.
• Incentive goals are aligned with stakeholders' interests.
• Awards, if earned, are payable based on actual results.
Long-Term Incentives	• Performance based equity opportunity to motivate and reward financial performance and stock price appreciation.
• Amounts earned and realized will vary from the grant date fair value based on actual stock price performance.
Retirement Benefits	• Component of compensation that accrues each year to encourage employment stability of our executive leadership.
• Benefits are payable upon or after retirement.
Other Benefits and Perquisites	• Generally certain pay elements which provide for life and income security needs; the actual cost to the Company is based on participation/usage.
Severance Benefits	• Contingent component to provide a bridge to future employment in the event an executive's employment is terminated.
• Payable only if an executive's employment is terminated in certain predefined situations.

Consideration of Last Year's Advisory Stockholder Vote on Executive Compensation

        At our Company's annual meeting of stockholders held on May 10, 2012, approximately 97% of the shares voted on the proposal were voted in support of the compensation of the Company's named executive officers, including the Company's compensation practices and principles and their implementation, as discussed and disclosed in the 2012 Proxy Statement. The Compensation Committee appreciates and values the views of our stockholders. In considering the results of this advisory vote on executive compensation, which included contact with the various institutional investors that may have voted against the compensation of the Company's named executive officers, the Compensation Committee concluded that the compensation paid to our executive officers and the Company's overall pay practices continue to have broad stockholder support. As a result, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on annual and long-term incentive compensation that rewards our most senior executives when they successfully implement our business plan and, in turn, deliver value for our stockholders.

        The Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its independent compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or our Board of Directors.

        At the annual meeting of stockholders held on May 12, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, our Board of Directors determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on executive compensation, which is scheduled to occur at our 2017 annual meeting of stockholders.

Pay Setting Process

        To determine competitive market pay, our Compensation Committee periodically analyzes the proxies of a peer group of companies and published survey data. In setting pay for our named executive officers, our Compensation Committee has established the target for compensation, by element and in the aggregate, as the competitive market pay median (50th percentile). Our competitive market pay median (the "Median") is determined by averaging the in-depth peer group analysis and the published survey data. The design of our annual and long-term incentive plans provides our executives with the opportunity to exceed the Median for total direct compensation (the sum of base salary, annual bonus and long term incentives) based on Company performance. Actual compensation on a yearly basis, based on Company and individual performance, can vary widely, as our history has demonstrated.

        Our Compensation Committee engaged Towers Watson, an executive compensation and benefits consulting firm, to conduct the peer group analysis and to compile the published survey data in 2011, as well as to provide advice on executive compensation matters. In 2012, Towers Watson provided services to assist the Compensation Committee in the evaluation of the total compensation for our named executive officers and was paid $57,643 for these services. Our Compensation Committee has assessed the independence of Towers Watson and concluded that Towers Watson's work for our Compensation Committee does not raise any conflict of interest under applicable SEC rules.

Peer Group

        Our Compensation Committee considered the executive compensation practices for the executive officers of a peer group of companies. In 2011, a peer group of companies in the health care industry was developed in conjunction with Towers Watson as well as with input from our senior management. No comprehensive peer group analysis was undertaken by the Compensation Committee or Towers

Watson during 2012, as we believe conducting this comprehensive approach every two to three years provides our Compensation Committee with an appropriate picture of the competitive marketplace. Our Compensation Committee believes that while not specific to the orthotics and prosthetics area of health care, the companies in the peer group reflect the range of business sectors where Hanger is active and are of similar size to Hanger. These companies have executive talent with comparable skills whom our Compensation Committee believes face similar business challenges common to our industry. For fiscal year 2012, our peer group 50th percentile revenue was $929 million. Our Compensation Committee believes that this peer group remains reflective of the market we now face and positions our compensation benchmarking appropriately.

Peer Companies	Description	FY 2012 Revenue (in millions)
Select Medical Holdings Corporation	Healthcare Facilities	$2,949
MEDNAX, Inc.	Healthcare Services	$1,817
Gentiva Health Services Inc.	Healthcare Services	$1,713
Emeritus Corp.	Healthcare Facilities	$1,568
Teleflex Incorporated	Healthcare Equipment	$1,551
Amedisys Inc.	Healthcare Services	$1,497
Five Star Quality Care Inc.	Healthcare Facilities	$1,351
AmSurg Corp.	Healthcare Facilities	$929
Skilled Healthcare Group, Inc.	Healthcare Facilities	$873
Integra LifeSciences Holdings Corporation	Healthcare Equipment	$831
The Ensign Group, Inc.	Healthcare Facilities	$825
National Healthcare Corp.	Healthcare Facilities	$741
IPC The Hospitalist Company, Inc.	Healthcare Services	$523
Wright Medical Group Inc.	Healthcare Equipment	$484
Orthofix International N.V.	Healthcare Equipment	$462

        Our Compensation Committee reviewed and considered Towers Watson's analysis of the pay practices of the peer group of companies for each named executive officer including base salary, annual incentive compensation and long-term incentive compensation (as well as the sum of these components), as well as for other compensation practices.

Compensation survey data

        Our Compensation Committee utilized compensation surveys conducted by Towers Watson to provide additional benchmarking data for executive compensation and executive compensation practices. The surveys used were the Towers Watson 2011 Compensation Data Bank (CDB) General Industry Executive Compensation Survey Report, the Towers Watson 2010/2011 Survey Report on Top Management and the Equilar 2012 Executive Compensation Outlook report to assess movement in the total compensation.

        The Towers Watson 2010/2011 Survey Report on Top Management is a published survey and reflects input from 3,422 participating companies covering a range of industries including healthcare, supply chain, retail and services. The Towers Watson 2011 Compensation Data Bank (CDB) General Industry Executive Compensation Survey Report is available only to participants and reflects input from 411 participating companies. The Equilar 2012 Executive Compensation Outlook report provides data from publicly traded company proxy reports for both general industry and the healthcare sector. Towers Watson compared all Hanger positions to general industry market data with the view that this data represents a broader view of executive labor market, is available for all executive positions included in our market analysis, provides a more robust data sample and is consistent with typical market practice.

Our Compensation Committee was not aware of any of the specific companies underlying the survey data.

Factors to set or adjust pay

        For each named executive officer, our Compensation Committee considers the relevant data regarding our peer group and the salary survey data. For each individual, we also focus specifically on:

  •
  The transferability of professional and managerial skills;

  •
  The depth of knowledge and experience in orthotics and prosthetics and related industries;

  •
  The relevance of the named executive officer's experience to other potential employers; and

  •
  The readiness of the named executive officer to assume a different or more significant role either within our Company or with another organization.

        The following factors are also considered in setting and adjusting pay for our named executive officers:

  •
  The Company's financial performance;

  •
  The individual's past and expected future performance;

  •
  Peer group pay practices and broader market developments/trends; and

  •
  Our business and people needs.

Focus on Pay-for-Performance

        Our Compensation Committee sets each officer's total direct compensation to approximate Median practices.

        Consistent with our compensation philosophy and objectives, our Compensation Committee emphasizes performance based incentive opportunities, particularly long-term incentives, over base salary when determining the mix of elements that constitute an officer's total direct compensation. In May 2012, Vinit Asar was promoted from President and Chief Operating Officer to President and Chief Executive Officer. As President and Chief Operating Officer, his targeted mix of compensation was 37% base salary, 22% annual incentive award and 41% long-term incentives. As our President and Chief Executive Officer, his compensation target was 28% base salary, 28% annual incentive award and 43% long-term incentives. His actual mix for the full year was 25% base salary, 26% annual incentive award and 49% long-term incentives. The average targeted mix of compensation for our other named executive officers was 43% base salary, 22% annual incentive award and 35% long-term incentives, while the actual mix was 40% base salary, 23% annual incentive award and 37% long-term incentives.

Determination of Pay Elements

        In developing the pay programs and levels for our named executive officers, the Compensation Committee reviews peer group pay practices, survey data and other relevant benchmarks provided by the compensation consultant. Any changes to base salary and annual incentive target amounts generally become effective in March.

        Annually, our CEO reviews the performance of each of the other named executive officers and shares his perspective with our Compensation Committee. Our Compensation Committee considers this performance information in setting the pay for our named executive officers other than our CEO. All decisions regarding any adjustment to the compensation of our CEO are made solely by our Compensation Committee based on both competitive pay practices as well as the Compensation Committee's assessment of his performance.

        Our Compensation Committee considers previous compensation earned by the named executive officers and current Company stock holdings when making compensation decisions. We believe that our named executive officers should be fairly and competitively compensated, both for annual and long-term compensation opportunities, based on the Company's performance and each individual's performance.

        Our Compensation Committee may meet in executive session without the presence of any member of management and/or the consultant in making its decisions regarding the compensation of any of our named executive officers.

        When making any executive compensation decision, our Compensation Committee follows a deliberate, multiple-step process:

  1.
  Information review,

  2.
  Evaluation and deliberation, and

  3.
  Decision making.

        First, our Compensation Committee collects all essential information that may be necessary to make an educated decision from our compensation consultant, our CEO or other sources. Next, the Compensation Committee members discuss the information and a deliberation of possible options ensues. After discussion, the Compensation Committee takes time for reflection and, where appropriate, consultation with other members of our Board of Directors. Finally, the Compensation Committee reconvenes for additional discussion, if needed, before a final decision is made. As a result, many compensation decisions require two Compensation Committee meetings before any final decisions are made.

        Additional information about the role and processes of our Compensation Committee is outlined in the Compensation Committee Charter, which is available on the Company's website at www.hanger.com.

Base Salary

        As discussed above, our Compensation Committee targets base salary levels for our named executive officers at the Median. Currently, our named executive officers' base salaries fall within the competitive range of the Median, which we broadly define as within 85% to 115% of the Median for each position. Individual increases to base salary are based upon several considerations, including individual performance and contributions, internal equity considerations, as well as competitive market factors and practices.

        Base salary compensates a named executive officer for the individual's competencies, skills, experience and performance. When considering a candidate for a named executive officer role, our Compensation Committee considers all of these factors. For annual adjustments to the base salary of a named executive officer, our Compensation Committee primarily consider the Median, information set forth in general industry surveys, the Company's performance, the individual's performance and internal equity amongst our officers. Changes in the scope of a named executive officer's role and responsibilities could result in an adjustment being considered and approved by the Compensation Committee at any time during the year.

        For 2013 base salary adjustments, our Compensation Committee considered the peer group analysis and published survey data described earlier. Our Compensation Committee increased the base salaries of our named executive officers effective March 2013 by an average of 4.3%. Individual adjustments ranged from 2.5% to 7.5%, based on an analysis of past individual performance as well as the respective base pay versus the Median for the position. Our Compensation Committee believes that these adjustments to base salary continue to position the pay of our named executive officers within the competitive range of the Median.

Annual Incentive Compensation

        Our Compensation Committee designs the annual incentive compensation program to motivate and reward the achievement of annual financial results and individual goals. Currently, our philosophy for annual incentive compensation is to generally target the Median and to provide the opportunity to earn in the range of the 75th percentile compared to peer group and published survey data with the achievement of exceptional Company and individual performance. In other words, when we reach target performance for the goals discussed below, then annual incentive compensation should be close to the Median. If our Company and our named executive officers have exceptional performance based on the established performance goals, then annual incentive compensation should exceed the Median and could approach the 75th percentile compared to the peer group and published survey data.

        Our annual incentive program for our named executive officers is comprised primarily of annual financial measures with a small portion based on individual operating or strategic goals. The performance measures for our 2012 annual incentive program were:

Performance Measure	Percentage Weight
Revenue	20%
Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")	40%
Fully Diluted Pro Forma Earnings per Share ("EPS")	20%
Individual Operating or Strategic Goals	20%

        Our Compensation Committee chose these measures to ensure appropriate focus on creating value for all of our stakeholders. The corporate level goals for our 2012 annual incentive program at threshold, target and maximum as well as the actual results achieved are presented in the table below.

2012 Corporate Performance Measures	Threshold	Target	Maximum	Actual Results
Revenue	$947.8 million	$975.3 million	$1,042.3 million	$972.3 million	*
EBITDA	$159.5 million	$164.6 million	$178.1 million	$165.7 million
Pro Forma EPS	$1.67	$1.76	$2.00	$1.86

*
The revenue results used for calculating the executive bonuses were adjusted downward slightly to take into account the impact of acquisitions on the actual results.

        The performance measures, weights and goals described above applied to Messrs. Asar, McHenry, Taylor and Hartman.

        Our Compensation Committee also developed a specific formula with performance measures for Mr. Wilson, the President of SPS, our distribution subsidiary. These measures and weighting were as follows:

Performance Measures	Percentage Weight
SPS Divisional Revenue	20%
SPS Divisional EBITDA	40%
Hanger EBITDA	20%
Individual Operating or Strategic Goals	20%

        In comparison, the performance measures for Mr. Wilson, the President and Chief Operating Officer of SPS, were as follows:

2012 Performance Measures for Mr. Wilson	Threshold	Target	Maximum	Actual Results
SPS O&P Revenue*	$101.9 million	$105.8 million	$115.6 million	$107.3 million
SPS Divisional EBITDA	$29.8 million	$31.4 million	$37.3 million	$34.4 million	**
Hanger EBITDA	$159.5 million	$164.6 million	$178.1 million	$165.7 million

*
Only includes SPS revenues derived from the distribution of orthotic and prosthetic products.

**
The actual EBITDA results reflected were adjusted slightly based on non-operating activities.

        Our Compensation Committee set the performance measure targets based on the Company's strategic budgeting and goal setting process that begins in October and is finalized in February. In the first quarter of each year, our Compensation Committee approves the specific objectives for threshold, target and maximum levels for each of the performance measures used for the annual incentive program for our named executive officers.

        In addition to these financial goals, our named executive officers have individual goals that they must achieve for their individual performance which are focused on the Company's strategic and operational initiatives. Individual performance is measured on initiatives such as cost reductions, process improvement, business development opportunities and people initiatives. An executive's individual objectives may be qualitative or quantitative. The individual goals are typically developed to be stretch goals that are challenging for the executive to achieve. The 2012 individual performance goals for Mr. Asar included financial growth objectives, business process improvements, clinical trial milestones and organizational capability improvements; in total, his results were above target. Mr. Taylor's 2012 individual performance goals included financial growth objectives, field process improvements, branding and organization development initiatives; in total, his results were slightly above target. Mr. McHenry's 2012 individual performance goals included business review improvements, finance function improvements and strategic process improvements; in total, his results were slightly below target. Mr. Wilson's 2012 individual performance goals included financial growth objectives, organizational capability improvements and operational and strategic assessments of our distribution businesses; in total, his results were slightly above target. Mr. Hartman's 2012 individual performance goals included process improvements and regulatory initiatives; in total, his results were slightly above target.

        We weighted the financial and individual performance measures of the annual incentive plan to reflect the focus of our strategic business plan. In determining the annual incentive payments to make to our named executive officers, the Compensation Committee may use discretion when assessing the individual's performance compared with the qualitative objectives established for the individual goals.

        After year end, we assess the attainment of the performance measures for the most recently completed year for the annual incentive program against both financial and individual goals. Typically, the final assessment of the year-end results is made in February, at which time bonuses, if any, are approved for payment by March 15th. In 2013, we reviewed 2012 results related to corporate and individual performance in February, and then finalized bonus amounts in March after review of the 2012 audited financial results. As a result of this assessment, our named executive officers received payouts ranging from 101% to 127% of their respective targets.

        See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table for the annual incentive payments for the 2012 performance period as paid to each named executive officer on March 15, 2013.

        The target and maximum annual incentive awards for 2012 expressed as a percentage of base salary for our named executive officers are included in the below table. Our Compensation Committee sets these targets for annual incentives based on the Median of the annual incentives of our peer group and published survey data provided by our compensation consultant as discussed previously. The only change to the target percentages occurred in May 2012 with the promotion of Mr. Asar to President and Chief Executive Officer, resulting in an increase from 60% to 100%. Our Compensation Committee will use the same percentages of base salary for our continuing officers in the 2013 annual incentive plan.

Incentive Awards Expressed as a Percentage of Base Salary	Target	Maximum
Vinit Asar	100%	200%
President and Chief Executive Officer
Richmond L. Taylor	60%	125%
President and Chief Operating Officer, Hanger Prosthetics & Orthotics, Inc.
George E. McHenry	50%	100%
Executive Vice President and Chief Financial Officer
Kenneth W. Wilson	50%	100%
President and Chief Operating Officer, Southern Prosthetics Supply, Inc.
Thomas E. Hartman	40%	80%
Vice President and General Counsel
Thomas F. Kirk	80%	160%
Former Chief Executive Officer

        Our Compensation Committee will use the same performance measures in the 2013 annual incentive plan as it did in 2012.

Long-Term Incentive Compensation

        Long-term incentive compensation opportunities are provided to our named executive officers to encourage the executives' continued commitment to our Company by motivating and rewarding financial performance and stock price appreciation. Our Compensation Committee believes this is an important component of their pay which directly aligns the interests of our executives with the interests of our stockholders since amounts granted, earned and realized are dependent on actual stock price performance.

        When determining the value of individual grants, consistent with the other elements of our compensation program, our Compensation Committee considers the results of the periodic assessment of competitive market data described above. Every three to four years, our Compensation Committee reviews and considers this competitive market assessment to establish a value and a corresponding general range for the number of restricted shares to grant to our named executive officers. This assessment was most recently made during March 2013. As with the other elements of our compensation program, our Compensation Committee targets the Median of competitive market data to set our long-term incentive awards with the potential to earn above the Median if the Company has exceptional performance. Our Compensation Committee also considers each individual's performance and contributions to the Company's performance as well as the contributions that are expected to be made in the future based on the executive's role. Our Compensation Committee approves all grants to named executive officers.

        Our Compensation Committee believes our methodology of first targeting a value based on the Median and then determining every three to four years the general range for the number of shares covered by long-term incentive grants is appropriate. Our Compensation Committee's logic is that, by not automatically readjusting the general range for the number of shares granted annually, the fluctuating stock price will impact our executives in the same manner as it impacts our stockholders. For instance, if awards are recalibrated annually, a lower stock price could result in additional shares being granted to our named executive officers to achieve the same targeted value. Our Compensation Committee wants to avoid this unintended potential to reward poor stock performance as well as preclude the additional dilutive effect to stockholders. Likewise, our Compensation Committee perceives it to be a detriment to our executives if an increase in stock price due to above average performance results in fewer shares granted. Nevertheless, our Compensation Committee will periodically adjust the general range for the number of shares covered by long-term incentive grants to reflect changes in the trading range of our Common Stock and to reflect changes in the Median. In the 2013 grant cycle, an adjustment was made to reduce this general range to reflect the increase in the trading range of our common stock in 2012.

        Our Compensation Committee has transitioned from granting our executives long-term incentives in the form of stock options (the practice prior to 2003) to the use of restricted shares. Our Compensation Committee's decision to make this transition from stock options to restricted shares was based on the less dilutive effect of restricted shares to our stockholders, accounting rules requiring the expensing of stock options and the possibility of providing a disincentive to executives if the stock price decreases below the grant price.

        Our Compensation Committee continued in 2012 its focus on the use of performance based restricted shares by granting 75% of the shares as performance based restricted shares and 25% as time-based restricted shares. The time-based restricted shares granted to our named executive officers vest 25% annually over 4 years on the anniversary of the grant date commencing on the first anniversary. The performance based restricted shares are only granted if the Company achieves the pro forma EPS performance goal established at the time of the grant. The pro forma EPS goal for the 2012 grant was to achieve $1.76 per share for the 12 month period, running from January 2012 through December 2012. Our Compensation Committee created an additional incentive for the named executive officers if this pro forma EPS target was exceeded. Specifically, if the Company achieved a pro forma EPS goal of $1.87, then the named executive officers would receive 120% of their target performance based awards. In February 2013, our Compensation Committee approved, based on the terms of the plan and related award agreements, payment of 120% of the target performance based awards based on its final assessment of the Company's preliminary financial results for 2012, which indicated preliminary EPS of $1.87. These performance based shares vest over a four year period, commencing in March 2013, which is the first anniversary of the grant date. Following our Compensation Committee's approval of the performance based awards in accordance with the plan and related award agreements, our Company's audited financial results reported EPS of $1.86 for 2012. Our Compensation Committee intends to consider the adjustment to EPS when making grants of stock awards to our executives in 2014.

        The awards are taxable income to the named executive officer when the award vests in the amount equal to the number of shares vested multiplied by our stock price on the vesting date. Also, on the vesting date, our Company generally receives a tax deduction in the same amount. The grants are valued as of the grant date for accounting purposes in accordance with FASB Accounting Standards Codification 718 ("ASC 718").

        Our Compensation Committee discussed the performance-based and time-based grant mix with their compensation consultants and decided that the mix in 2013 will be 50% performance-based restricted shares and 50% time-based shares to be more aligned to market practice while maintaining the right level of challenge, incentive and reward for our executives. The 2013 grants were awarded in March 2013.

Other Pay Elements

General Employee Benefits

        Our Compensation Committee provides our executives, and all of our employees, with a benefits program which includes health, dental, disability and life insurance as well as a 401k savings plan with a Company match. This basic yet comprehensive approach provides our named executive officers with a broad umbrella of coverage.

Employment Agreements

        Our Company has entered into employment agreements with all of our named executive officers. The agreements may provide for compensation and benefits such as:

  •
  Base salary,

  •
  Annual and long-term incentive opportunities,

  •
  Benefits that are provided to all of our employees who meet the eligibility requirements,

  •
  Various executive benefits such as a company provided automobile,

  •
  Severance benefits, and

  •
  Change in control severance protection which may only be triggered upon a change in control and a material change in the terms of employment or responsibilities.

        Our Company currently provides no other special benefits not outlined in the agreements. In January 2012, our Compensation Committee amended the agreements to eliminate all excise tax gross-ups for executive benefits. The excise tax gross-up provisions were replaced with a provision that provides that the payments made to an executive officer under the agreement, and any other payments made in connection with the change of control of the Company, will either be capped as necessary to avoid the officer incurring any excess parachute payment excise tax or be paid in full (with the officer paying any excise taxes due), whichever places him in the best after-tax position.

        We believe these employment agreements provide clarity as to the terms and conditions of employment as well as protect the Company's interests through the non-compete provisions. Further, we intend for the change of control benefits to provide some economic stability to our named executive officers to enable them to focus on the performance of their duties without undue concern over their personal circumstances if there is a potential change of control of our Company.

        The employment agreement of each named executive officer is described below.

Employment agreement with Mr. Vinit Asar

        The employment and non-compete agreement between Hanger and Vinit Asar, our President and Chief Operating Officer, as amended and restated August 27, 2012, provides for the continued employment of Mr. Asar unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Asar to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  An automobile allowance in the amount of $1,250 per month and the provision of, or reimbursement for, parking of such automobile at our main office.

        Mr. Asar is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 65% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        Mr. Asar's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. Asar will receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 24 months following such termination.

        Mr. Asar's employment agreement further provides that upon the occurrence of a material and negative alteration of the scope of Mr. Asar's position, duties, or title, or upon the occurrence of a material reduction of his compensation or benefits, Mr. Asar may provide the Company with notice of his intent to resign and, if the Company does not cure such alteration or reduction within 30 days thereafter, Mr. Asar may resign and receive severance compensation equal to 24 months of his base salary then in effect plus two years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 24 months following such resignation.

        Mr. Asar's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Asar may resign and receive a continuation of certain welfare and perquisite benefits for a period of 18 months and severance compensation equal to 24 months of his base pay then in effect plus two years of his annual target bonus. In addition, Mr. Asar will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 24 months following such termination.

        All restricted shares granted to Mr. Asar will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, a voluntary termination following the occurrence of certain material alterations or reductions which are not timely corrected by the Company, retirement upon or after age 65, or following a change of control.

        Mr. Asar's agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company's employees or customers for a period of 24 months.

Employment agreement with Mr. George E. McHenry

        The employment and non-compete agreement between Hanger and George E. McHenry, Executive Vice President and Chief Financial Officer, as amended and restated January 1, 2012, originally provided for the continuation of his employment in those positions for a period of five years, through October 15, 2006. Presently, the agreement is automatically renewed for successive one-year terms unless terminated by either party.

        The employment agreement entitles Mr. McHenry to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company provided automobile.

        Mr. McHenry is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 75% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        Mr. McHenry's employment agreement contains a severance provision which provides that upon the termination of his employment without cause, Mr. McHenry will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus plus continuation of his benefits for a period of 18 months. Mr. McHenry's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 25 miles from his then current location (unless by mutual agreement), or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. McHenry may resign and receive a continuation of his benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. In addition, Mr. McHenry will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months following such termination

        In the event of his disability or death, Mr. McHenry or his estate will receive a payment equal to 18 months of base salary and 18 months of bonus payments, less any disability payments he would be eligible to receive.

        All restricted shares granted to Mr. McHenry will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65 or following a change of control.

        Mr. McHenry's agreement also contains non-compete and non-solicitation provisions that provide that upon the termination of his employment, he will be unable to engage in any business that is competitive with the Company anywhere in the continental United States and he will be unable to solicit any of the Company's employees or customers for a period of two years.

Employment agreement with Mr. Richmond L. Taylor

        The employment and non-compete agreement between Hanger and Richmond L. Taylor, Executive Vice President of the Company and Chief Operating Officer of the Company's patient-care subsidiary, as amended and restated January 1, 2012, was originally for a five-year term which ended April 17, 2008. Presently, the agreement is automatically renewed for successive one-year terms until terminated by either party.

        The employment agreement entitles Mr. Taylor to certain perquisites that have been offered to him to complete his overall annual compensation package. These benefits include:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary; and

  •
  A Company provided automobile.

        Mr. Taylor is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 80% of his final average base salary based on the three highest years of the last five years of his employment assuming normal retirement age of 65.

        The change in control, severance and non-compete provisions in Mr. Taylor's agreement are generally the same as those contained in Mr. McHenry's employment agreement, except that the non-compete provisions only apply for 18 months following termination of employment.

Employment agreement with Mr. Kenneth W. Wilson

        The employment and non-compete agreement between Hanger and Kenneth W. Wilson, President of our subsidiary, Southern Prosthetic Supply, Inc., as amended and restated February 25, 2013, provides for the continued employment of Mr. Wilson unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Wilson to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included:

  •
  Premiums for supplemental life insurance equal to one times his salary; and

  •
  An automobile allowance in the amount of $700 per month.

        Mr. Wilson's employment agreement contains a severance provision that provides that upon the termination of his employment without cause, Mr. Wilson will receive severance compensation equal to 18 months of his base salary then in effect plus one and one-half years of his annual target bonus, as well as continuation of certain welfare and perquisite benefits for a period of 18 months. In addition, Mr. Wilson will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months following such termination.

        Mr. Wilson's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Wilson may resign and receive a continuation of certain welfare and perquisite benefits for a period of 18 months and severance compensation equal to 18 months of his base pay then in effect plus one and one-half years of his annual target bonus. In addition, Mr. Wilson will be eligible for outplacement services commensurate with those available to other senior corporate officers of the Company for a period of 18 months following such termination.

        All restricted shares granted to Mr. Wilson will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65, or following a change of control.

        Mr. Wilson's agreement also contains non-compete and non-solicitation provisions that provide that during Mr. Wilson's employment and for a period of two years thereafter, he will be unable to engage in any business that is competitive with the Company at any location within the contiguous United States at which he performed services or had oversight management responsibility and unable to solicit any of the Company's employees or customers during such period.

Employment agreement with Mr. Thomas E. Hartman

        The employment and non-compete agreement between Hanger and Thomas E. Hartman, our Vice President and General Counsel, as amended and restated March 30, 2012, provides for the continued employment of Mr. Hartman unless the employment agreement is terminated by either party pursuant to the terms therein.

        The employment agreement entitles Mr. Hartman to certain perquisites that were offered to him to complete his overall annual compensation package. These benefits included an automobile allowance in the amount of $700 per month and the provision of, or reimbursement for, parking of such automobile at our main office. Mr. Hartman is a participant in our Supplemental Executive Retirement Plan. Pursuant to the agreement, his benefit under this plan is equal to 40% of his final average base salary on the three highest years of the last five years of his employment, assuming normal retirement age of 65.

        Mr. Hartman's employment agreement contains a severance provision that provides that upon the termination of his employment without cause, Mr. Hartman will receive severance compensation equal to one year of his base salary then in effect, plus an additional bonus payment equal to his target bonus for the year in which his employment is terminated, as well as continuation of certain welfare and perquisite benefits for a period of one year. Mr. Hartman's employment agreement further provides that if his employment is terminated within two years after a change in control of the Company and the occurrence of a material diminution of his responsibilities, a reduction of his compensation or benefits, a relocation of his principal site of employment more than 50 miles from his then current location, or any material breach of his employment agreement by the Company, then within 90 days after the occurrence of any such triggering events, Mr. Hartman may resign and receive the severance compensation and continuation of benefits described above for a period of one year.

        All restricted shares granted to Mr. Hartman will immediately vest on the date of his termination, if such termination is by reason of his death or disability, termination without cause, retirement upon or after age 65, or following a change of control.

        Mr. Hartman's agreement also contains non-compete and non-solicitation provisions that provide that during Mr. Hartman's employment and for a period of two years thereafter, he will be unable to engage in any business that is competitive with the Company at any location within the continental United States and unable to solicit any of the Company's employees or customers during such period.

Employment agreement with Mr. Thomas F. Kirk

        The employment and non-compete agreement between Hanger and Thomas F. Kirk, our former Chief Executive Officer, as amended and restated dated January 1, 2012 and as further amended on May 21, 2012, provided for the terms of Mr. Kirk's employment through his retirement as an employee of the Company, effective December 31, 2012.

        The employment agreement entitled Mr. Kirk to certain perquisites that were offered to him to complete his overall annual compensation package through his retirement. These benefits included:

  •
  Premiums for supplemental long-term disability insurance;

  •
  Premiums for supplemental life insurance equal to two times his salary;

  •
  Eligibility for a Company-provided automobile; and

  •
  Financial and tax planning services.

        The agreement provided that no shares of unvested restricted stock granted to Mr. Kirk would vest on or after Mr. Kirk's retirement date.

        Mr. Kirk's employment agreement also contained non-compete provisions that survive his resignation. These provisions provide that following his retirement, Mr. Kirk will not be able to engage in any business that is competitive with the Company anywhere in the continental United States and will be unable to solicit any of our employees or customers for a period of 24 months.

Retirement benefits

        Each of our named executive officers except for Mr. Wilson participates in the Company's nonqualified defined-benefit Supplemental Executive Retirement Plan (the "SERP"). This benefit is intended to encourage and reward the long-term commitment of our named executive officers to the

Company. The SERP is a nonqualified, unfunded plan that provides retirement benefits for executive officers and key employees of the Company as designated by the Compensation Committee. The plan contains provisions to ensure its compliance with Internal Revenue Code Section 409A. An outline of the plan provisions is included in the narrative following the Pension Benefits table.

        The estimated present value of these benefits at age 65 for each of our named executive officers is shown in the Pension Benefits Table. The projected change (December 2012 versus December 2011) in the present value of this benefit is shown in the Summary Compensation Table.

        Our Compensation Committee is currently exploring the creation of a nonqualified defined-contribution Supplemental Executive Retirement Plan in 2013 for Mr. Wilson and certain other executive officers not covered by the SERP.

Other Compensation Related Policies

Securities Trading Policy

        Our Company has a policy that executive officers and directors may not purchase or sell our stock when they may be in possession of nonpublic material information. In addition, this policy provides that no director or officer may sell short or engage in transactions in put or call options relating to our securities.

Stock Ownership Guidelines

        Our Compensation Committee adopted formal stock ownership guidelines for the named executive officers and other key senior managers at the end of 2007, and amended those stock ownership guidelines in 2009. These guidelines require the executives to hold a multiple of their base salary in company shares. The Chairman and the CEO are required to hold five times their base salary; the other named executive officers are required to hold three times their base salary. Individuals who are newly promoted or newly hired into a Named Executive Officer position have up to five years to reach this level of ownership. Individuals who are within five years of normal retirement age may reduce their holdings to 50% of the requirement in order to diversify their holdings.

        All of the named executive officers currently serving as officers of our Company presently meet these requirements.

Compensation Recovery Policy

        Our Compensation Committee has instituted a policy that it will evaluate in appropriate circumstances whether to seek the reimbursement of certain compensation awards paid to an executive officer if such executive engages in activities that caused or partially caused a restatement of financial results. If circumstances warrant, we will seek to require an executive officer to reimburse the Company for certain portions of the executive officer's compensation for the relevant period, as provided by law.

Impact of Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code provides that publicly-held companies may not deduct, in any taxable year, compensation in excess of $1 million paid to the CEO and the four other most highly compensated executive officers of the Company (other than the Chief Financial Officer) which is not "performance based" as defined in that section. Previous measures taken ensure that whenever possible the performance based compensation paid to our named executive officers is deductible under Section 162(m). However, our Compensation Committee retains the authority to exercise discretion in payments made to our named executive officers which under some circumstances may result in compensation not being deductible.

        Our Compensation Committee considers the impact of other tax provisions, such as Internal Revenue Code Section 409A's restrictions on deferred compensation, and attempts to structure compensation in a tax-efficient manner for both the named executive officers and for our Company.

        In adopting various executive compensation plans and packages as well as in making certain executive compensation decisions, particularly with respect to grants of equity based long-term incentive awards, our Compensation Committee considers the accounting treatment and the anticipated financial statement impact of such decisions, as well as the anticipated dilutive impact to our stockholders.

Compensation Committee Report

        The Compensation Committee of our Board of Directors has reviewed and discussed the above Compensation Discussion & Analysis with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in the Company's proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

Eric Green (Chair) Thomas P. Cooper, M.D. Peter Neff

 EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

        The following table sets forth for each of the named executive officers: (i) the dollar value of base salary and bonus earned during the year indicated; (ii) the grant date fair value of stock and option awards granted in the years indicated; (iii) the dollar value of awards granted during the year under non-equity incentive plans; (iv) the change in the actuarial present value of the accumulated pension benefit during the year; (v) all other compensation for the year; and, finally, (vi) the dollar value of total compensation for the year.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and NQDC Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Vinit Asar	2012	$522,008	$888,510	$541,090	$126,690	$22,895	$2,101,193
Chief Executive Officer of the	2011	$375,801	$469,620	$155,781	$100,762	$68,973	$1,170,937
Company	2010	$349,007	$370,200	$197,080	$57,473	$280,708	$1,254,468
George E. McHenry	2012	$331,420	$374,960	$174,804	$362,425	$16,881	$1,260,490
Executive Vice President and	2011	$328,447	$417,440	$116,786	$348,557	$18,976	$1,230,206
Chief Financial Officer of the	2010	$320,445	$407,220	$172,981	$273,465	$29,692	$1,203,803
Company
Richmond L. Taylor	2012	$418,686	$362,520	$282,597	$710,134	$25,391	$1,799,328
Executive Vice President of	2011	$409,981	$469,620	$184,002	$699,308	$25,717	$1,788,628
the Company and Chief	2010	$399,614	$425,731	$258,865	$579,276	$17,986	$1,681,472
Operating Officer of Hanger
Prosthetics & Orthotics, Inc.
and HPO, Inc.
Kenneth W. Wilson	2012	$295,858	$241,680	$187,916	$0	$120,027	$845,481
President and Chief Operating
Officer of Southern Prosthetic
Supply, Inc.
Thomas E. Hartman	2012	$280,558	$96,672	$126,244	$56,912	$10,488	$570,874
Vice President and General
Counsel of the Company
Thomas F. Kirk(5)	2012	$652,482	$1,611,200	$0	$412,279	$32,567	$2,708,528
Former Chief Executive Officer	2011	$636,364	$2,087,200	$371,449	$481,809	$44,832	$3,621,654
of the Company	2010	$619,398	$1,851,000	$559,540	$1,440,335	$39,532	$4,509,805

(1)
All shares of restricted stock vest 25% per year, commencing one year after the date of issuance. The amount reported in this column represents the aggregate grant date fair value of all awards granted during each calendar year as calculated in accordance with ASC 718. For 2012, the executives received 120% of shares subject to the award; see "Grants of Plan-Based Awards." For awards of performance based restricted stock, the amounts shown in the column are the grant date fair values calculated based on the probable outcome of the performance conditions on the date of grant. For 2012, the probable outcome on the date of grant was the target outcome. The value of the performance based restricted stock based on the probable outcome was $666,383, $281,220, $271,890, $181,260, and $1,208,400 for Messrs. Asar, McHenry, Taylor, Wilson and Kirk, respectively. The value of the performance based restricted stock assuming the highest level of performance was $799,659, $337,464, $326,268, $217,512, and $1,450,080 for Messrs. Asar, McHenry, Taylor, Wilson and Kirk, respectively. Mr Hartman's 2012 stock awards had no performance-based component. The amounts shown in this column for 2011 and 2010 have been adjusted to reflect the value of the awards based on the probable outcome of the performance conditions on the date of grant, rather than the actual outcome.

(2)
The annual incentive awards for 2012 were based on 2012 performance as reflected in the Company's audited financial statements and paid in March 2013.

(3)
The above amounts represent the change in actuarial present value of the accumulated pension benefit for each named executive officer under the defined-benefit Supplemental Executive Retirement Plan (SERP). Details of the SERP are described after the Pension Benefits table below and in the Compensation Discussion and Analysis section.

(4)
For Mr. Asar, this total includes: premiums for additional life and disability insurance ($8,955), Company contributions to the Company's defined contribution plan ($4,500), and non-business related automobile expenses ($9,440). For Messrs. McHenry, Taylor and Hartman, these totals are for: premiums for additional life and disability insurance, non-business related automobile expenses, Company contributions to the individual's health savings account, and/or Company contributions to the Company's defined contribution plan. For Mr. Wilson, this total includes: premiums for additional life and disability insurance ($691), company contributions to the Company's defined contribution plan ($4,500), non-business related automobile expenses ($2,328), and relocation and housing expenses ($112,508). For Mr. Kirk, this total includes: premiums for additional life and disability insurance ($28,067), and Company contributions to the Company's defined contribution plan ($4,500).

(5)
Mr. Kirk retired as an employee of the Company on December 31, 2012, and is now serving as a non-employee director on our Board of Directors. Per his employment agreement as amended through May 21, 2012, no shares of unvested restricted stock vested on or after Mr. Kirk's retirement date.

 GRANTS OF PLAN-BASED AWARDS

        The following table sets forth information regarding all incentive plan awards that were granted to the named executive officers during 2012, including incentive plan awards (equity based and non-equity based) and other plan-based awards. Disclosure on a separate line item is provided for each grant of an award made to a named executive officer during the year. Non-equity incentive plan awards are awards that are not subject to FASB Accounting Standards Codification 718 ("ASC 718") and are intended to serve as an incentive for performance to occur over a specified period. Non-Equity Awards are prorated for changes in base salary and/or target bonus percentages that occur throughout the year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Full Grant Date Fair Value of Stock or Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vinit Asar	08/27/2012							3,750	$101,288
Vinit Asar	08/27/2012				0	11,250	13,500		$303,863
Vinit Asar	03/07/2012							6,000	$120,840
Vinit Asar	03/07/2012				0	18,000	21,600		$362,520
Vinit Asar	01/01/2012	$0	$456,675	$913,350
George E. McHenry	08/14/2012							2,000	$53,460
George E. McHenry	08/14/2012				0	6,000	7,200		$160,380
George E. McHenry	03/07/2012							2,000	$40,280
George E. McHenry	03/07/2012				0	6,000	7,200		$120,840
George E. McHenry	01/01/2012	$0	$165,715	$331,430
Richmond L. Taylor	03/07/2012							4,500	$90,630
Richmond L. Taylor	03/07/2012				0	13,500	16,200		$271,890
Richmond L. Taylor	01/01/2012	$0	$251,232	$523,400
Kenneth W. Wilson	03/07/2012							3,000	$60,420
Kenneth W. Wilson	03/07/2012				0	9,000	10,800		$181,260
Kenneth W. Wilson	01/01/2012	$0	$147,941	$295,882
Thomas E. Hartman	03/07/2012							4,800	$96,672
Thomas E. Hartman	01/01/2012	$0	$112,232	$224,464
Thomas F. Kirk(4)	03/07/2012							20,000	$402,800
Thomas F. Kirk(4)	03/07/2012				0	60,000	72,000		$1,208,400
Thomas F. Kirk(4)	01/01/2012	$0	$522,035	$1,044,070

(1)
Terms of compensation under the Non-Equity Incentive Plan are discussed in detail in the Compensation Discussion and Analysis section.

(2)
The restricted stock detailed above is awarded as performance-based shares. This restricted stock was awarded on March 7, 2012 (additional grants for Messrs. Asar and McHenry were awarded on August 27, 2012 and August 14, 2012, respectively) and vests to the extent of 25% per year, commencing one year after the date of issuance, assuming the pro forma performance goal is achieved. Release of the restrictions on this award was subject to achieving pro forma earnings per share (EPS) targets for the performance period of January 1, 2012 through December 31, 2012 per the schedule below. Results in between Threshold and Target, and between Target and Maximum will use straight line calculations for payouts:

EPS Result (Q1 2012 through Q4 2012)	Percent of Performance Shares Released
$1.63	0%
$1.76	100%
$1.87	120%

In February 2013, our Compensation Committee approved, based on the terms of the plan and related award agreements, payment of 120% of the target performance based awards based on its final assessment of the Company's preliminary financial results for 2012, which indicated preliminary EPS of $1.87. Following our Compensation Committee's approval of the performance based awards in accordance with the plan and related award agreements, our Company's audited financial results reported EPS of $1.86 for 2012.

(3)
The time-based restricted stock detailed above was awarded on March 7, 2012 (additional grants for Messrs. Asar and McHenry were awarded on August 27, 2012 and August 14, 2012, respectively). The share price at time of award was $20.14 on March 7, $27.01 on August 27, and $26.73 on August 14. All shares of restricted stock vest to the extent of 25% per year, commencing one year after the date of issuance.

(4)
Mr. Kirk retired as an employee of the Company on December 31, 2012, and is now serving as a non-employee director on our Board of Directors. Per his employment agreement as amended through May 21, 2012, no shares of unvested restricted stock vested on or after Mr. Kirk's retirement date.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table sets forth information on outstanding option and stock awards held by the named executive officers at December 31, 2012, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and expiration date of each outstanding option, and the number and market value of shares of restricted stock that have not vested.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vinit Asar(1)						6,000	$164,160
Vinit Asar(2)						21,600	$590,976
Vinit Asar(3)						3,750	$102,600
Vinit Asar(4)						13,500	$369,360
Vinit Asar(7)						3,375	$92,340
Vinit Asar(8)						8,568	$234,420
Vinit Asar(9)						2,500	$68,400
Vinit Asar(10)						9,000	$246,240
George E. McHenry(1)						2,000	$54,720
George E. McHenry(2)						7,200	$196,992
George E. McHenry(5)						2,000	$54,720
George E. McHenry(6)						7,200	$196,992
George E. McHenry(7)						3,000	$82,080
George E. McHenry(8)						7,616	$208,374
George E. McHenry(9)						2,750	$75,240
George E. McHenry (10)						9,900	$270,864
Richmond L. Taylor(1)						4,500	$123,120
Richmond L. Taylor(2)						16,200	$443,232
Richmond L. Taylor(7)						3,375	$92,340
Richmond L. Taylor(8)						8,568	$234,420
Richmond L. Taylor(9)						2,875	$78,660
Richmond L. Taylor(10)						10,350	$283,176
Kenneth W. Wilson(1)						3,000	$82,080
Kenneth W. Wilson(2)						10,800	$295,488
Kenneth W. Wilson(11)						11,250	$307,800
Thomas E. Hartman(1)						4,800	$131,328
Thomas E. Hartman(7)						3,450	$94,392
Thomas E. Hartman(9)						3,250	$88,920
Thomas E. Hartman(12)						1,250	$34,200
Thomas F. Kirk(14)	100,000			$15.67	01/01/2014
Thomas F. Kirk(14)	100,000			$8.08	01/02/2015

(1)
These time-based Restricted Stock Awards were granted on March 7, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(2)
These performance-based Restricted Stock Awards (conditions discussed in the Compensation Discussion and Analysis section of this proxy statement) were granted on March 7, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(3)
These time-based Restricted Stock Awards were granted on August 27, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(4)
These performance-based Restricted Stock Awards were granted on August 27, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(5)
These time-based Restricted Stock Awards were granted on August 14, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(6)
These performance-based Restricted Stock Awards were granted on August 14, 2012 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(7)
These time-based Restricted Stock Awards were granted on March 25, 2011 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(8)
These performance-based Restricted Stock Awards were granted on March 25, 2011 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(9)
These time-based Restricted Stock Awards were granted on March 30, 2010 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(10)
These performance-based Restricted Stock Awards were granted on March 30, 2010 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(11)
These time-based Restricted Stock Awards were granted on September 19, 2011 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(12)
These time-based Restricted Stock Awards were granted on June 25, 2009 and vest to the extent of 25% annually, commencing one year after the date of issuance.

(13)
The market value of stock reported was computed by multiplying the closing market price of the stock on December 31, 2012 ($27.36) by the number of unvested restricted shares of stock.

(14)
Mr. Kirk retired as an employee of the Company on December 31, 2012, and is now serving as a non-employee director on our Board of Directors.

 OPTION EXERCISES AND STOCK VESTED

        The following table sets forth information regarding stock options exercised and restricted stock vested during 2012 for each of the named executive officers on an aggregated basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Vinit Asar			20,400	$502,292
George E. McHenry	115,000	$913,522	15,533	$346,415
Richmond L. Taylor			16,830	$375,411
Kenneth W. Wilson			3,750	$107,850
Thomas E. Hartman			4,025	$90,997
Thomas F. Kirk	100,000	$1,373,000	73,375	$1,636,154

(1)
The value realized on exercise of options during 2012 was calculated by multiplying the number of options exercised by the difference between the market price of our common stock on the exercise date and the exercise price of the options (market price on the date of grant).

(2)
The value of restricted shares was calculated by multiplying the number of shares vesting by the market price on the date of vesting.

 PENSION BENEFITS

        The following table sets forth the actuarial present value of each named executive officer's accumulated benefit under our defined benefit plan, assuming benefits are paid at normal retirement age based on current levels of compensation. The table also shows the number of years of credited service under each such plan, computed as of the same pension plan measurement date used in the Company's audited financial statements for the year ended December 31, 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Vinit Asar	SERP	4	$320,957	$0
George E. McHenry	SERP	9	$1,678,538	$0
Richmond L. Taylor	SERP	9	$3,618,011	$0
Kenneth W. Wilson	—	—	—	—
Thomas E. Hartman	SERP	2	$98,276	$0
Thomas F. Kirk(1)	SERP	9	$6,549,735	$0

(1)
Mr. Kirk retired as an employee of the Company on December 31, 2012 and will begin receiving payment under the terms of the SERP in July 2013.

        The defined-benefit Supplemental Executive Retirement Plan (SERP) is a nonqualified, unfunded plan that provides retirement benefits for executive officers; it contains provisions to ensure its compliance with Internal Revenue Code Section 409A.

        Benefits accrue pro rata over the number of years (not to exceed 20) from a participant's initial coverage by the SERP until the participant reaches the age of 65. The SERP was implemented in January 2004; credited service for the benefit accrual started at that time.

        The SERP benefit is determined by the benefit percentage assigned by the Compensation Committee to an executive and is not primarily determined on the basis of average base compensation and years of service. The current benefit percentage for each named executive officer is: Vinit Asar—65%; George McHenry—75%; Richmond Taylor—80%; Thomas Hartman—40%; Thomas Kirk—85%. Mr. Wilson is not a participant in the SERP.

        Vesting is at the rate of 20% per year of employment with the Company. All named executive officers who are participants in the plan except Mr. Asar and Mr. Hartman are fully vested.

        The present value of the accumulated benefit was determined using the following assumptions, which are the same as used for financial reporting, except where noted:

  •
  Measurement date: 12/31/2012 (12/31/11 for amounts calculated to determine year-over-year increase in actuarial present values)

  •
  Fiscal year end: 12/31/2012

  •
  Discount rate: 3.25% (3.90% for present values calculated as of 12/31/2011)

  •
  Mortality table (pre-retirement): None*

  •
  Mortality table (post-retirement): Not applicable

  •
  Normal retirement age for SERP: Age 65

  •
  Withdrawal rates: None*

  •
  Retirement rates: None prior to normal retirement age, 100% at normal retirement date*

  •
  Accumulated benefit is calculated based on retirement percentage, credited service and pay as of the respective measurement dates.

  •
  Present value is the present value of 15 years certain annuity payable at normal retirement date.

*
Assumes executive will not terminate, become disabled, die or retire prior to normal retirement age.

        The SERP benefit, once calculated, is paid out annually for a 15 year period, commencing after a participant's retirement at age 65 from the Company, with no social security reduction or other offset. Upon the death of a participant, any unpaid vested benefits will be paid to the designated beneficiary of the participant. If a participant retires from the Company before reaching the age of 65, then the benefits of such participant under the SERP will be subject to a reduction for early commencement.

        Upon the occurrence of a change in control of the Company, as defined in the SERP, all actively employed participants will be deemed to be 100% vested and the vested, accrued benefit will be funded via a Rabbi Trust in an amount equal to the present value of the accrued benefits. Periodic payments may be made to the trust so the trust's assets continue to equal the present value of the accrued benefits. The trust is subject to the Company's creditors' claims in the event of the Company's insolvency. Alternatively, the Company may, in its discretion, pay the present value of the SERP in a lump sum following a change in control.

 TERMINATION AND CHANGE OF CONTROL PROVISIONS

        The following tables set forth potential payments upon any termination of employment, including resignation, other types of separation or retirement of the named executive officer or change in control of the Company, assuming the triggering event took place on December 31, 2012 (i.e., the last business day of the Company's last completed fiscal year) and the price per share of the Company's common stock was $27.36, which was the closing market price as of that date. To the extent that the form and amount of any payment or benefit that would be provided in connection with any triggering event is fully disclosed in the foregoing Pension Benefits table, footnote reference is made to that disclosure. All of the options held by each of the named executive officers were exercisable as of December 31, 2012. Therefore, they may be exercised at any time and are thus not triggered by a termination event and are not included in the termination scenarios. Details of any current options held by our named executive officers are shown in the Outstanding Equity Awards at Fiscal Year End table.

        As discussed in our Compensation Discussion and Analysis section, our Company has entered into employment and non-compete agreements with each of our named executive officers. The agreements provide for compensation and benefits in the termination and change in control scenarios discussed in the tables below.

        We do not provide tabular analysis for Mr. Kirk in this section because he retired as an executive officer of our company effective December 31, 2012, which is also discussed above under "Compensation Discussion & Analysis—Other Pay Elements—Employment Agreement with Mr. Thomas F. Kirk." However, we do discuss below the actual payments that he received from the Company in connection with his December 2012 retirement.

Vinit Asar

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,170,000	$0
Severance Payments(2)	$0	$0	$2,340,000	$2,340,000	$0	$0
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,868,496	$1,868,496	$1,868,496	$1,868,496	$1,868,496
SERP Benefit(4)	$0	$0	$172,902	$172,902	$0	$0
Benefits Continuation(5)	$0	$0	$74,108	$74,108	$0	$0
Outplacement(6)	$0	$0	$75,000	$75,000	$0	$0

(1)
The death benefit includes a supplemental life insurance benefit equal to two times base salary. Mr. Asar is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 2 times base salary and target bonus.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2012 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

George E. McHenry

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,411,218	$0
Severance Payments(2)	$0	$0	$747,115	$747,115	$0	$313,765
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,139,982	$1,139,982	$1,139,982	$1,139,982	$1,139,982
SERP Benefit(4)	$0	$0	$408,215	$408,215	$0	$0
Benefits Continuation(5)	$0	$0	$56,566	$56,566	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. McHenry is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2012 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Richmond L. Taylor

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$1,859,582	$0
Severance Payments(2)	$0	$0	$1,009,582	$1,009,582	$0	$403,828
Restricted Stock (Unvested and Accelerated)(3)	$0	$1,254,948	$1,254,948	$1,254,948	$1,254,948	$1,254,948
SERP Benefit(4)	$0	$0	$332,113	$332,113	$0	$0
Benefits Continuation(5)	$0	$0	$59,409	$59,409	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0

(1)
The death benefit includes a payment equal to 1.5 times base salary and target bonus (funded by key man life insurance) and a supplemental life insurance benefit equal to two times base salary. Mr. Taylor is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus. In the event of permanent and total disability, this severance benefit is offset by disability insurance coverage.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2012 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Kenneth W. Wilson

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$297,253	$0
Severance Payments(2)	$0	$0	$668,819	$668,819	$0	$0
Restricted Stock (Unvested and Accelerated)(3)	$0	$685,368	$685,368	$685,368	$685,368	$685,368
SERP Benefit(4)	$0	$0	$0	$0	$0	$0
Benefits Continuation(5)	$0	$0	$51,812	$51,812	$0	$0
Outplacement(6)	$0	$0	$50,000	$50,000	$0	$0

(1)
The death benefit includes a payment equal to 1 times base salary. Mr. Wilson is also eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to 1.5 times base salary and target bonus.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
Mr. Wilson is not a participant in the SERP.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Thomas E. Hartman

	Voluntary Termination & Involuntary Termination For Cause	Retirement	Involuntary Termination Without Cause or Change in Conditions	Change in Control	Death	Disability
Death Benefit (including life insurance)(1)	$0	$0	$0	$0	$0	$0
Severance Payments(2)	$0	$0	$394,634	$394,634	$0	$0
Restricted Stock (Unvested and Accelerated)(3)	$0	$348,840	$348,840	$348,840	$348,840	$348,840
SERP Benefit(4)	$0	$0	$60,600	$60,600	$0	$0
Benefits Continuation(5)	$0	$0	$24,823	$24,823	$0	$0
Outplacement(6)	$0	$0	$0	$0	$0	$0

(1)
Mr. Hartman is eligible for the Company's standard life insurance.

(2)
The severance benefit is equal to one year of base salary and target bonus.

(3)
This calculation is based on the accelerated vesting of all earned but unvested restricted shares of stock, as shown on the Outstanding Equity Awards at Fiscal Year-End table.

(4)
This amount reflects the present value of the additional benefit which would accrue based on providing additional credited service for the duration of any severance period. This is in addition to the present value of the SERP benefit as of December 31, 2012 as shown in the Pension Benefits table.

(5)
This amount represents the cost of providing the continuation of certain benefits (e.g., health insurance, life and disability insurance, financial planning).

(6)
Assumed value for providing outplacement services following a termination.

Thomas F. Kirk Retirement

        On December 31, 2012, after more than 10 years of service, Thomas F. Kirk retired as an employee of our Company. Per his employment agreement as amended through May 21, 2012, Mr. Kirk's unvested restricted stock did not vest on or after his retirement date. He will be able to exercise his unexpired stock options through December 31 2013, which is the first anniversary of his retirement. Mr. Kirk is eligible for up to 18 months of continued health benefit coverage under COBRA following his retirement, with six months of that coverage partially subsidized at a cost of an aggregate of $3,934 to the Company. Mr. Kirk remains on the Board of Directors, and will participate in standard Board compensation measures.

COMPENSATION RISK ASSESSMENT

        We monitor and assess periodically our enterprise risks, including risks from our compensation policies and practices for our employees. Based on our periodic assessments, we believe that risks arising from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company. We believe our compensation policies and practices provide an appropriate balance between short-term and long-term incentives, encourage our employees to produce superior results for our company without having to take excessive or inappropriate risks to do so, and continue to serve the best interests of our Company and our stockholders.

 DIRECTOR COMPENSATION

        The compensation structure for 2012 for non-employee directors included the following:

  •
  An annual cash retainer of $30,000 paid in four equal installments. Each director has the option to choose to receive the retainer in the form of shares of restricted stock granted under the 2010 Omnibus Incentive Plan. If the director chooses to receive the restricted stock in lieu of cash payments, then the value of the restricted stock received is 110% of the cash retainer value. These shares of restricted stock have a 3-year vesting cycle (1/3 per year).

  •
  An annual grant of 6,500 shares of restricted stock. These shares have a 3-year vesting cycle (1/3 per year).

  •
  A $1,500 honorarium for meetings of our Board of Directors attended in person, a $1,000 honorarium for meetings of our Board of Directors attended via conference call and a $1,000 honorarium for any committee meeting, whether attended in person or via conference call.

  •
  A $15,000 cash retainer for the chairpersons of the Audit Committee and Compensation Committee and a $10,000 cash retainer for the chairpersons of the Corporate Governance & Nominating and Quality & Technology Committees, paid at the same time as the first installment of the annual cash retainer.

  •
  A substantial target for stock ownership by each director, in a pre-determined timeframe, has been established. Each director is expected to own $250,000 of Hanger stock within five years of joining our Board of Directors.

  •
  Each non-employee director may choose to defer all or a portion of his or her annual restricted stock grant. At the time of deferral, the deferring director may elect to have the deferred restricted stock delivered to the director in the form of shares of common stock on or about January 15th of the year following the calendar year in which the director's deferral period ends.

        The non-employee Chairman of the Board (Mr. Sabel) received an additional $30,000 cash retainer, and the Lead Director (Dr. Cooper) received an additional $10,000 cash retainer.

        The following table sets forth information regarding the compensation received by each of our Company's non-employee directors for their services as a director during the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Thomas Cooper	$38,000	$178,790	—	$216,790
Cynthia L. Feldmann	$38,000	$145,795	—	$183,795
Eric A. Green	$38,000	$178,790	—	$216,790
Stephen Hare	$17,000	$178,790	—	$195,790
Isaac Kaufman	$35,500	$178,790	—	$214,290
Peter Neff	$14,500	$178,790	—	$193,290
Ivan R. Sabel	$52,000	$178,790	—	$230,790
Patricia Shrader	$45,728	$200,898	—	$246,626

(1)
Amounts shown include all fees earned for services as a director, including annual retainer fees, committee and/or chairmanship fees, and meeting fees.

(2)
Amounts shown include the value of any annual cash retainer that has been converted into restricted shares, which value is 110% of the $30,000 cash retainer fee. The restricted shares had a grant date fair value of $22.43 based on the May 15, 2012 closing price of our common stock, which applies to both the annual grant of 6,500 shares of restricted stock as well as the shares, if any, granted in lieu of a cash retainer. Patricia B. Shrader also received a prorated award on February 21, 2012 for her initial service on our Board of Directors. The award was 2,671 shares, with a grant date fair value of $20.63. The amount reported in this column represents the aggregate grant date fair value of all restricted stock awards granted to each director during the 2012 calendar year as calculated in accordance with ASC 718.

  Aggregate number of unvested restricted shares as of December 31, 2012 for each non-employee director in office as of such date is as follows:

Name	Aggregate Number of Unvested Restricted Shares as of 12/31/2012
Thomas Cooper	15,994
Cynthia L. Feldmann	13,668
Eric A. Green	16,587
Stephen Hare	16,587
Isaac Kaufman	16,587
Peter Neff	16,587
Ivan R. Sabel	16,175
Patricia Shrader	9,171
(3)
No stock options were awarded to any directors during the 2012 calendar year. The aggregate number of option awards outstanding as of December 31, 2012 for each non-employee director in office as of such date is as follows:

Name	Aggregate Number of Option Awards Outstanding as of 12/31/2012
Thomas Cooper	—
Cynthia L. Feldmann	—
Eric A. Green	18,855
Stephen Hare	—
Isaac Kaufman	—
Peter Neff	—
Ivan R. Sabel	—
Patricia Shrader	—

 AUDIT COMMITTEE REPORT

        The Audit Committee (as used in this section, the "Committee") of our Board of Directors, which currently consists of Isaac Kaufman (Chair), Eric Green and Stephen E. Hare, was formed in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by its charter, a copy of which is available on our Company's website, www.hanger.com. All the members of the Committee are "independent" under the rules of the SEC and the listing standards of the NYSE, which means that they do not receive any consulting, advisory or other compensatory fee from our Company other than board or committee fees, they are not "affiliated persons" of our Company and they have no relationship to our Company that may interfere with the exercise of their independence from management of our Company. Furthermore, each Committee member is deemed by our Board of Directors to be financially literate and at least one member has accounting or related financial management expertise, as called for by NYSE listing standards. Our Board of Directors has determined that Isaac Kaufman is considered to be an "audit committee financial expert" within the meaning of the rules of the SEC.

        The Committee reviewed and discussed our Company's audited financial statements for the year ended December 31, 2012 with management of our Company. The Committee has also discussed with our Company's independent auditing firm, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Committee received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Committee concerning independence, and discussed PwC's independence with PwC.

        Based on the above referenced review and discussions, the Committee recommended to our Board of Directors that the financial statements be included in our Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

        The following describes the Committee's policies and procedures regarding pre-approval of the engagement of our Company's independent auditor to perform audit as well as permissible non-audit services for our Company. For audit services, the independent auditor will provide the Committee with an engagement letter during the second calendar quarter of each year outlining the scope and cost of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee at a committee meeting held as practicably as possible following receipt of the engagement letter and fee estimate.

        For non-audit services, Company management may submit to the Committee for approval the list of non-audit services that it recommends the Committee allow our Company to engage the independent auditor to provide for the fiscal year. The list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

        To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor's engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

        All audit and non-audit services provided to our Company are required to be pre-approved by the Committee. The Chief Financial Officer of our Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Committee.

Audit Committee of the Board of Directors:

Isaac Kaufman, Chair
Eric Green
Stephen Hare

Audit and Non-Audit Fees

Audit Fees

        The aggregate fees billed by PwC for each of the last two fiscal years for professional services rendered for audit services totaled $1,708,393 in 2012 and $1,929,936 in 2011, including fees associated with the audit of our Company's annual financial statements, the audit of our Company's internal control over financial reporting and the review of financial statements included in our Company's Quarterly Reports on Form 10-Q. In addition, 2012 and 2011 fees included procedures performed related to supplementary information.

Audit Related Fees

        The aggregate fees billed by PwC for each of the last two fiscal years for assurance and related services reasonably related to the performance of audit or review of our Company's financial statements other than those reported in the foregoing "Audit Fees" subsection were $83,000 in 2012 and $130,550 in 2011. In 2012 and 2011, such fees related to the employee benefit plan audit and certain agreed upon procedures.

Tax Fees

        In each of the last two fiscal years, PwC was not engaged to supply any professional services for tax compliance, tax advice and tax planning.

All Other Fees

        PwC was not engaged by our Company in either of the last two fiscal years for any products and services other than those reported in the foregoing subsections.

Attendance at Annual Meeting

        Representatives of PwC are expected to attend the 2013 Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

 PRINCIPAL STOCKHOLDERS

        As of March 14, 2013, Hanger had a total of 34,513,913 shares of common stock issued and outstanding. The following table sets forth the number of shares of common stock beneficially owned as of March 14, 2013 by: (i) each director and nominee for director of Hanger, (ii) each of the named executive officers; (iii) all directors, nominees and executive officers of Hanger as a group; and (iv) each person known by Hanger to be the beneficial owner of 5% or more of Hanger's common stock.

Directors and Officers:	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Vinit Asar(2)	52,918	*
Thomas P. Cooper, M.D.(3)	46,134	*
Cynthia L. Feldmann(4)	56,162	*
Eric Green(5)	36,906	*
Stephen E. Hare(6)	1,500	*
Thomas E. Hartman(7)	3,375	*
Isaac Kaufman(8)	10.569	*
Thomas F. Kirk(9)	670,718	1.94%
George E. McHenry(10)	64,954	*
Peter J. Neff(11)	2,125	*
Ivan R. Sabel, CPO(12)	4,349	*
Patricia Shrader(13)	890	*
Richmond L. Taylor(14)	12,877	*
Kenneth Wilson(15)	2,177	*
All directors, nominees and officers as a group (19 persons)(16)	996,603	2.88%
5% Stockholders:
Blackrock, Inc.(17)	2,636,927	7.64%
FMR LLC(18)	3,065,596	8.88%
The Vanguard Group(19)	1,885,486	5.46%
BNY Mellon(20)	2,672,421	7.74%

*
Less than 1%

(1)
Assumes in the case of each stockholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such stockholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC. To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company's stock.

(2)
Includes 52,918 shares owned directly by Mr. Asar. Does not include 70,162 shares subject to unvested restricted stock.

(3)
Includes 46,134 shares owned directly by Mr. Cooper. Does not include 13,160 shares subject to unvested restricted stock units and 15,794 shares subject to vested restricted stock units, in both cases that Mr. Cooper has elected to defer. Such deferred restricted stock units will be delivered to Mr. Cooper in the form of whole shares of common stock on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units. Does not include 2,833 shares subject to unvested restricted stock.

(4)
Includes 56,162 shares owned directly by Ms. Feldmann. Does not include 6,500 shares subject to unvested restricted stock units that Ms. Feldmann has elected to defer. Such deferred restricted stock units will be delivered to Ms. Feldmann in the form of whole shares of common stock on or about the fifth anniversary of the meeting date set forth on the election form for the year of issuance of the restricted stock units. Does not include 7,167 shares subject to unvested restricted stock.

(5)
Includes 23,586 shares owned directly by Mr. Green, and 13,320 shares subject to exercisable options to purchase shares from our Company. Does not include 16,586 shares subject to unvested restricted stock units and 31,425 shares subject to vested restricted stock units, in both cases that Mr. Green has elected to defer. Such deferred restricted stock units will be delivered to Mr. Green in the form of whole shares of common stock either: (i) on or about January 15th of the year following the calendar year in which Mr. Green's service as a director terminates or (ii) on or about the fifth anniversary of the annual meeting date set forth on the election form for the year of issuance of the restricted stock units, as applicable.

(6)
Includes 1,500 shares owned directly by Mr. Hare. Does not include 16,586 shares subject to unvested restricted stock units and 9,447 shares subject to vested restricted stock units, in both cases that Mr. Hare has elected to defer. Such deferred restricted stock units will be delivered to Mr. Hare in the form of whole shares of common stock on or about January 15th of the year following the calendar year in which Mr. Hare's service as a director terminates.

(7)
Includes 3,375 shares owned directly by Mr. Hartman. Does not include 10,825 shares subject to unvested restricted stock.

(8)
Includes 10,569 shares owned directly by Mr. Kaufman. Does not include 3,426 shares subject to unvested restricted stock units and 40,231 shares subject to vested restricted stock units that Mr. Kaufman has elected to defer. Such deferred restricted stock units will be delivered to Mr. Kaufman on or about January 15th of the year following the calendar year in which Mr. Kaufman's service as a director terminates. Does not include 13,160 shares subject to unvested restricted stock.

(9)
Includes 470,718 shares owned directly by Mr. Kirk and his spouse in a joint account, over which Mr. Kirk and his spouse exercise shared voting power, and 200,000 shares subject to exercisable options to purchase shares from our Company. Does not include 2,404 shares subject to unvested restricted stock.

(10)
Includes 64,954 shares owned directly by Mr. McHenry. Does not include 36,002 shares subject to unvested restricted stock.

(11)
Includes 2,125 shares owned directly by Mr. Neff. Does not include 16,586 shares subject to unvested restricted stock units and 20,304 shares subject to vested restricted stock units, in both cases that Mr. Neff has elected to defer. Such deferred restricted stock units will be delivered to Mr. Neff on or about January 15th of the year following the calendar year in which Mr. Neff's service as a director terminates.

(12)
Includes 2,149 shares owned directly by Mr. Sabel, 1,100 shares held in Mr. Sabel's IRA, and 1,100 shares held in his spouse's IRA. Does not include 16,175 shares subject to unvested restricted stock units.

(13)
Includes 890 shares owned directly by Ms. Shrader. Does not include 8,281 shares subject to unvested restricted stock.

(14)
Includes 12,877 shares owned directly by Mr. Taylor. Does not include 37,749 shares subject to unvested restricted stock.

(15)
Includes 2,177 shares owned directly by Mr. Wilson. Does not include 26,700 shares subject to unvested restricted stock.

(16)
Includes 772,841 shares owned directly or controlled by directors and officers of our Company and a total of 220,389 shares subject to exercisable options held by directors and officers of our Company to purchase shares from our Company. Does not include 488,031 shares subject to unvested restricted stock, or to unvested or deferred restricted stock units, issued to directors and officers of our Company.

(17)
The address of Blackrock, Inc. is 40 East 52nd Street, New York, New York 10022. Blackrock, Inc. has sole voting and dispositive power with respect to these shares.

(18)
The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. FMR LLC has sole voting power with respect to 1,230,626 of these shares and sole dispositive power with respect to 3,065,596 of these shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,741,070 shares as a result of acting as investment adviser to various investment companies. Each of FMR LLC and Edward C. Johnson III, Chairman of FMR LLC, through their control of Fidelity, has sole power to dispose of the 1,741,070 shares owned by Fidelity. Neither FMR LLC nor Edward C. Johnson III has the sole power to vote or direct the voting of shares owned directly by Fidelity, the voting of which is carried out by Fidelity under written guidelines established by Fidelity's Board of Trustees.

(19)
The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group has sole voting power with respect to 53,742 of these shares. The Vanguard Group has sole dispositive power with respect to 1,833,144 of these shares, and shares dispositive power with respect to 52,342 shares with its wholly-owned subsidiary, Vanguard Fiduciary Trust Company.

(20)
The address of The Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, New York 10286. The Bank of New York Mellon Corporation has sole voting power with respect to 2,572,613 of these shares, sole dispositive power with respect to 2,419,551 of these shares, and shared dispositive power over 252,870 of these shares. These shares are beneficially owned by the following direct or indirect subsidiaries of The Bank of New York Mellon Corporation: The Bank of New York Mellon; BNY Mellon, National Association; The Boston Company Asset Management, LLC; The Dreyfus Corporation; Lockwood, Advisors, Inc.; Mellon Capital Management Corporation; Pershing LLC; MAM (MA) Holding Trust; MBC Investment Corporation; and Pershing Group LLC.

 SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Company's officers and directors, and persons who beneficially own more than 10% of a registered class of our Company's equity securities, to file initial reports of securities ownership on Form 3 and reports of changes in such ownership on Forms 4 and 5 with the SEC. Based solely on a review of the copies of such reports furnished to our Company during the most recently completed fiscal year, we believe that all reports of securities ownership and changes in such ownership required to be filed during 2012 were timely filed with the exception of late Form 4 filings for eleven officers and directors in connection with our March 2012 grants of restricted stock to those officers and directors, and a late Form 4 filing for one of our officers relating to the disposition of unvested stock upon his retirement.

YEAR 2014 STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, proposals of stockholders intended to be presented at and included in the proxy materials for the 2014 Annual Meeting, which presently is expected to be held in May 2014, must be received by the Secretary of our Company, 10910 Domain Drive, Suite 300, Austin, Texas 78758, no later than December 5, 2013, in order for them to be considered for inclusion in the 2014 Proxy Statement.

        In addition, a stockholder desiring to submit a proposal to be voted on at next year's Annual Meeting, including nominating persons for election as directors, but not desiring to have such proposal included in next year's proxy materials relating to that meeting, must submit such proposal in accordance with the requirements set forth in our Company's By-Laws. Among other things, a stockholder must submit a proposal to our Company between January 9, 2014 and February 8, 2014. Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy materials. Further, to comply with the Corporate Governance and Nominating Committee's policy pursuant to which a stockholder who has owned at least 2% of our Company's outstanding shares of Common Stock for at least one year may recommend a director candidate that the Corporate Governance and Nominating Committee will consider when there is a vacancy on our Board of Directors either as a result of a director resignation or an increase in the size of our Board of Directors, a qualifying stockholder must submit such recommendation no later than December 5, 2013.

OTHER MATTERS

        Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote said Proxy in accordance with their discretion.

 ANNUAL REPORT

        We are mailing our Annual Report to Stockholders, including our audited financial statements for the year ended December 31, 2012, with this proxy statement, although the Annual Report is not a part of this proxy statement or a part of the proxy soliciting material.

        We will furnish to any stockholder, without charge, a copy of our 2012 Annual Report on Form 10-K (without exhibits). Requests for our Form 10-K can be made in writing and addressed to Russell Allen via email at ruallen@hanger.com or via telephone at (512) 777-3810. The Form 10-K can also be viewed or requested on our Internet site (www.hanger.com).

By Order of the Board of Directors
HANGER, INC.

George E. McHenry
Chief Financial Officer and Secretary

April 3, 2013

Hanger, Inc. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 8, 2013. Vote by Internet Go to www.investorvote.com/HANO Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Follow the instructions provided by the recorded message Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: For Withhold 01 - Vinit K. Asar 02 - Thomas P. Cooper, M.D. 04 - Eric A. Green 05 - Stephen E. Hare 07 - Thomas F. Kirk 08 - Patricia B. Shrader For Against Abstain 2. Advisory approval of the compensation of our named executive officers. 3. To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2013. B Non-Voting Items Change of Address — Please print new address below. For Withhold For Withhold 03 - Cynthia L. Feldmann 06 - Isaac Kaufman This proxy when properly executed will be voted as directed or, if no direction is given, will be voted FOR all nominees for director in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as properly may come before the meeting. Comments — Please print your comments below. + C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate title. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. + Signature 2 — Please keep signature within the box.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Hanger, Inc. HANGER, INC. 10910 Domain Drive, Suite 300 Austin, Texas 78758 This proxy is solicited by the Board of Directors for the ANNUAL MEETING OF STOCKHOLDERS of Hanger, Inc. (the “Company”), a Delaware corporation, to be held at the Westin Austin at The Domain, 11301 Domain Drive, Austin, Texas, on May 9, 2013, 9:00 a.m., local time. The undersigned appoints Vinit K. Asar and George E. McHenry, and each of them, a proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 9, 2013, or at any adjournment or postponement thereof, with all powers the undersigned would have if personally present. (Continued and to be marked, dated and signed, on the other side)

QuickLinks

HANGER, INC.
HANGER, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
HANGER, INC.
PROXY STATEMENT GENERAL
VOTING SECURITIES
PROPOSAL ONE—ELECTION OF DIRECTORS
PROPOSAL TWO—ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL THREE—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
COMPENSATION DISCUSSION & ANALYSIS
Compensation Committee Report
EXECUTIVE COMPENSATION SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED
PENSION BENEFITS
TERMINATION AND CHANGE OF CONTROL PROVISIONS
COMPENSATION RISK ASSESSMENT
DIRECTOR COMPENSATION
AUDIT COMMITTEE REPORT
PRINCIPAL STOCKHOLDERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
YEAR 2014 STOCKHOLDER PROPOSALS
OTHER MATTERS
ANNUAL REPORT